                                                                   EXHIBIT (iii)

                         FIRST SUPPLEMENT TO TRUST DEED

         This First Supplement to Trust Deed (this "FIRST SUPPLEMENT") is made entered into on this 27th day of March, 2000, AMONG:

         1. Sunshine Precious Metals Inc. (the "COMPANY") whose registered office is at 877 W. Main Street, Suite 600, Boise, Idaho, 83702, USA;

         2. Sunshine Mining and Refining Company ("SSC") whose registered office is at 877 W. Main Street, Suite 600 Boise, Idaho 83702 USA; and,

         3. HSBC Bank USA (formerly Marine Midland Bank), whose registered office is at 140 Broadway, New York, New York 10005-1180 USA (the "TRUSTEE", which expression shall, where the context admits, include all persons for the time being the trust or trustees of the Trust Deed and this First Supplement). All references in the Trust Deed and schedules thereto, to Marine Midland Bank shall be construed to mean HSBC Bank USA.

         Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Deed.

WHEREAS,

         1. On March 21, 1996, the Company, SSC and Trustee executed a Trust Deed, pursuant to which the Company issued U.S. $30,000,000 8 percent Senior Exchange Notes due March 21, 2000, guaranteed by SSC (hereinafter, the "Trust Deed").

         2. The Trustee agreed to act as trustee of the Trust Deed pursuant to the terms and conditions therein.

         3. Now, the Company and SSC propose to recapitalize SSC and the Company by issuing eight (8) million shares of SSC common stock for the benefit of Noteholders, extending the maturity date of the Notes to May 1, 2001 or later as provided for herein, amending the Exchange Price and Exchange Period and providing for payment of interest on the Notes through the issuance of SSC common stock.

         4. In order to effectuate the recapitalization of SSC and the Company, the parties desire to amend certain provisions of the Trust Deed, pursuant to this First Supplement and the Terms and Conditions, pursuant to the Restated Terms and Conditions.

         Hereinafter, all references to the Trust Deed incorporate the Trust Deed as amended by the First Supplement.

         NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties thereto by their execution hereof, the parties hereby agree as follows:

                                    ARTICLE I
                            AMENDMENTS TO TRUST DEED

         1.1 Clause 1 of the Trust Deed is hereby amended as follows:

         Definitions: The following expressions will be deleted in their entirety and shall be replaced with the following:

                "Conditions" means the Restated Terms and Conditions of the Notes, set forth in Schedule 5 herein, and affixed to the back of the Notes;

                "Extraordinary Resolution" has the meaning set out in paragraph 21 of Schedule 3, as amended;

                "Notes" means the notes (whether bearer or registered form) comprising the US $30,000,000, 8 percent Senior Exchangeable Notes due May 1, 2001, unless otherwise provided in the Restated Terms and Conditions, constituted by the Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes any New Notes or other Notes issued pursuant to Condition 16, and (except for the purpose of Clauses 4(A) and (B)), in relation to the Bearer Notes, the Global Bearer Notes;

                "Outstanding" means, in relation to the Notes, all Notes issued other than (a) those that have been surrendered and exchanged for New Notes pursuant to the recapitalization of the Company and SSC; (b) those which have been redeemed or in respect of which Exchange Rights have been exercised and which have been canceled in accordance with the Conditions; (c) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest accrued on such Notes up to but excluding the date fixed for such redemption and any interest payable under Condition 6 in respect of any period commencing on or after such date) have been duly paid to the relevant Noteholder (or a person on behalf of such Noteholder) or to the Trustee or to the principal Paying, Exchange and Transfer Agent as provided in Clause 2(B) and remain available for payment against presentation and surrender of Notes and/or Coupons, as the case may be; (d) those which have become void or those in respect of which claims have become prescribed under Condition 12; (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 16; (f) (for the purposes only of determining how many Notes are outstanding and without prejudice to their status for another purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which New Notes have been issued pursuant to Condition 16; (g) those which have been purchased and canceled as provided in Condition 9; (h) those Bearer Notes which have been exchanged for Registered Notes and vice versa; and, (i) the Global Bearer Note to the extent that it shall have been exchanged for definitive Notes pursuant to its provision, provided that for the purposes of ascertaining; the right to attend and vote at any meeting of the Noteholders; (ii) the determination of how many Notes are outstanding for the purposes of Conditions 13, 14, and 17 and Schedule 3; and (iii) the exercise of any discretion, power, or authority which the Trustee is required, expressly or impliedly, to exercise in or any reference to the interests of the Noteholders, those Notes (if any) which are beneficially held by or are held on behalf of, the Company or any of its Subsidiaries and not yet canceled, shall be deemed not to remain outstanding;

                "Recapitalization Date" means March 27, 2000.

                "New Notes" means those Notes issued pursuant to the recapitalization of the Company. On March 27, 2000, all Outstanding Notes shall be surrendered and replaced with New Notes, upon which will be affixed the Restated Terms and Conditions.'

         1.2 To Clause 2(B) of the Trust Deed, a new paragraph shall be added as follows:

                "Effective as of the Recapitalization Date and for so long as the Shares are traded on the New York Stock Exchange Inc., interest payments will be paid in Shares. The Shares to be issued shall be valued at 90% of the average of the daily high and low for the five (5) days prior to the Interest Payment Date. In the event that the Shares are no longer traded on the New York Stock Exchange Inc. and the holders of a majority of the principal amount of Outstanding Notes request that interest payments be paid in cash, the interest payments shall be paid in cash."

         1.3 To Clause 2 of the Trust Deed, a new paragraph (E) shall be added as follows:

         "As soon as practicable following the March 27, 2000, meeting of Noteholders, SSC shall call a meeting of its shareholders in an effort to obtain shareholder approval for the issuance of the additional Shares required by the recapitalization plan approved by the Noteholders.."

         1.4 To Clause 2 of the Trust Deed, a new paragraph (F) shall be added as follows:

               (F) Receipt of New Shares

                    (1) As a condition to the execution of this First Supplement by the Trustee, the Trustee shall have received eight
                        (8) million shares of SSC common stock (the "New Shares") from SSC.

                    (2) Upon receipt of the New Shares by the Trustee, the
                        Trustee shall cause the New Shares to be delivered to the holders of the Notes.

         1.5 To Clause 4 of the Trust Deed, a new paragraph (D) shall be added as follows:

         "(D) Shares freely tradeable: SSC and Company shall ensure that all Shares issued to satisfy obligations hereunder shall be validly issued, free and clear of any legends, transfer restrictions, and stop orders, fully paid, and non-assessable, free and clear of any and all liens, claims, and encumbrances, entitled to be traded, and that the holders of such Shares shall be entitled to all rights and preferences accorded to a holder of Shares. As of the date of this First Supplement, the Shares are currently listed on the New York Stock Exchange Inc."

         1.6 Clause 10 (A) (i) shall be deleted in its entirety and replaced as follows:

                "(i) Issue and ensure sufficient share capital: provided SSC shareholder approval is obtained on or before June 1, 2000, issue Shares to Noteholders on the exercise of Exchange Rights, the payment of interest in Shares, and at all times keep available for issue, free from pre-emptive rights out of its authorized but unissued capital, such number of Shares as would enable Exchange Rights, interest payments and all other rights of subscription and exchange for and exchange into Shares to be satisfied in full;"

         1.7    Representations and Warranties

                (A) SCC hereby represents to the holders of the Notes that:

                    (i) The New Shares have been duly authorized and are fully paid and nonassessable and are being issued free and clear of any liens and encumbrances;

                    (ii) No consent, approval or authorization of or designation, declaration or filing with any court, governmental authority, regulatory agency, self-regulatory organization, stock exchange or market, other than the listing of the New Shares on the New York Stock Exchange [AND THE QUALIFICATION OF THE TRUST DEED UNDER THE TRUST INDENTURE ACT] on the part of SCC or the Company is required in connection with the issuance of the New Shares;

                    (iii) The New Shares have been duly listed for trading on
                          the New York Stock Exchange;

                    (iv) The issuance of the New Shares does not and will not conflict with or result in a breach of default by SCC or the Company of any of the terms or provisions of:
                          (a) their respective Certificates of Incorporation or Bylaws, (b) any existing applicable decree, judgment or order of any court, regulatory body, administrative agency, or other governmental body having jurisdiction over SCC or the Company or any of their properties or assets, (c) to our knowledge, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to SSC or the Company is a party; or (d) applicable laws or rules or regulations.

                    (v) The New Shares are being issued free and clear of any liens, claims or encumbrances;

                    (vi) The issuance of the New Shares does not require registration under the Securities Act of 1933, as amended (the "Securities Act");

                    (vii) The New Shares may be resold without any restriction imposed by Rule 144 under the Securities Act.

         1.8    Schedule 3 is amended as follows.

                (a) Paragraph 6 shall be deleted in its entirety and replaced with the following:

                           "At any such meeting any one or more persons present
                in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-tenth in principal amount of the Notes for the time being outstanding shall form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding notes or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount on the Notes for the time being outstanding."

                (b) Paragraph 21 shall be deleted in its entirety and replaced with the following:

                           "The expression "Extraordinary Resolution" means a
                resolution passed by Noteholders holding not less than a majority of the Notes then Outstanding

                                    (i) at a meeting of Noteholders duly
convened and held in accordance with these provisions, or

                                    (ii) by written consent of Noteholders."

         1.9 Schedules 1, 2 and 5 and are deleted in their entirety and replaced with Schedules 1, 2 and 5 attached.


                                   ARTICLE II
                                  MISCELLANEOUS

         2.1 Further Assurances. The parties will execute and deliver such further instruments and do such further acts and things as maybe reasonably required to carry out the intent and purpose of the Trust Deed and this First Supplement.

         2.2 SSC Guarantee. SSC hereby re-affirms its Guarantee to the Trustee on behalf of and for the benefit of the Noteholders, as set out in Clause 3 of the Trust Deed.

         2.3 Counterparts. This First Supplement may be executed in counterparts and all such counterparts executed shall constitute one agreement binding on all the parties hereto notwithstanding that all the parties hereto are not signatories to the original or to the same counterpart.

         2.4 Captions. Captions contained in this First Supplement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this First Supplement or the intent of any provision hereof.

         2.5 Successors and Assigns. All agreements of the Company in the Trust Deed and this First Supplement shall bind its successor. All agreement of the Trustee in the Trust Deed and this First Supplement shall bind its successor.

         2.6 Severability. In case any provision of this First Supplement should be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

         2.7 Trust Deed Remains in Full Force and Effect. Except to the extent amended hereby or in connection therewith, all terms, provisions and conditions of the Trust Deed and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms. Except as specifically modified herein, the Trust Deed remains unchanged and in full force and effect.

         2.8 Incorporation by Reference of Trust Indenture Act; Trust Indenture Act Controls. Sections 310 through 318 of the Trust Indenture Act of 1939 (as amended, the "Trust Indenture Act") are incorporated by reference in their entirety into the Trust Deed and this First Supplement, and the provisions of such Sections of the Trust Indenture Act, whether such provisions are mandatory or permissive, shall be deemed to be applicable. Notwithstanding anything in the Trust Deed or this First Supplement to the contrary, if any provision of the Trust Deed or this First Supplement limits, qualifies or conflicts with any provision of the Trust Indenture Act that is incorporated by reference herein, such provision of the Trust Indenture Act shall control.

         The Issuer and the Trustee may without the consent of, or notice to, any of the Noteholders, but only with the prior written consent of the Company and SSC in each case, enter into a trust deed or supplement to the Trust Deed which shall not be inconsistent with the terms and provisions of the Trust Deed or this First Supplement to modify, amend or supplement the Trust Deed, this First Supplement or any supplement to the Trust Deed in such manner as to permit the qualification of the Trust Deed, this First Supplement or any such supplement to the Trust Deed under the Trust Indenture Act or any similar Federal statute of the United States of America hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of any of the states of the United States of America, and, if they so determine, to add to the Trust Deed, this First Supplement or any such supplement to the Trust Deed such other terms, conditions and provisions as may be permitted by the Trust Indenture Act or similar Federal statute.

         IN WITNESS WHEREOF, the parties have executed this First Supplement to be effective on the date first set forth above.

                                         HSBC BANK USA, AS TRUSTEE

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         SUNSHINE PRECIOUS METALS, INC.

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         SUNSHINE MINING AND REFINING
                                           COMPANY

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                   SCHEDULE 1

                Forms of Bearer Note, Coupon and Registered Note

                               FORM OF BEARER NOTE

                                    Denomination    ISIN   Series   Certif. No.

U.S.$


                         SUNSHINE PRECIOUS METALS, INC.

                                 U.S.$30,000,000
               8 PERCENT SENIOR EXCHANGEABLE NOTES DUE MAY 1, 2001

         THIS IS TO CERTIFY that SUNSHINE PRECIOUS METALS, INC., a corporation organized under the laws of the State of Delaware (the "Company") will pay to the bearer of this Note on May 1, 2001 (or on such earlier date as the principal sum hereinafter mentioned may become repayable in accordance with the Terms and Conditions endorsed hereon) the principal sum of

                    U.S. $__________ (UNITED STATES DOLLARS)

together with interest on the said principal sum at the rate of 8 percent per annum from and including March 27, 2000, payable semi-annually in arrears on March 27 and September 27 in each year, save that the first payment of interest payable on September 27, 2000 shall be in respect of the period from, and including 27 March, 2000 to, but excluding, September 27, 2000, and such additional amounts (if any) as may be payable under the same Terms and Conditions, all subject to and in accordance with the said Terms and Conditions.

         This Note forms one of a series of Notes in the aggregate principal amount of U.S.$30,000,000 (the "Notes") which have been issued pursuant to resolutions of the Board of Directors of the Company passed on ___________________ and are constituted by a Trust Deed (the "Trust Deed") dated 21st March, 1996, as amended by a First Supplement to Trust Deed, dated as of March 27, 2000 made between the Company, Sunshine Mining and Refining Company and HSBC Bank USA as Trustee. The Notes are issued subject to and with benefit of the provisions of such Trust Deed.

         This Note is guaranteed by and exchangeable into shares of common stock of Sunshine Mining and Refining Company in accordance with and subject to the said Terms and Conditions.

         This Note and the coupons appertaining hereto shall not be valid or become binding for any purpose unless and until this Note is authenticated by or on behalf of the Principal Paying Agent (as defined in the Trust Deed).

         IN WITNESS WHEREOF the Company has caused this Note and the coupons appertaining hereto to be duly executed.

         Issued as of ______________________, 2000.


CERTIFICATE OF AUTHENTICATION                   SUNSHINE PRECIOUS METALS, INC.

This Note is authenticated by or on behalf of the Principal Paying Agent.

By:                                             By:
   --------------------------------------          ----------------------------
                                                          [Name and Title]


         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1237(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

         THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT 1933. AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, EXCHANGED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF ANY "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW IS AVAILABLE.

On the back:

                              Terms and Conditions

                 Here will be set out the Terms and Conditions
                           as set out in Schedule 5.


                  PRINCIPAL PAYING, EXCHANGE AND TRANSFER AGENT
                                  HSBC Bank plc.
                                  Mariner House
                                  Pepys Street
                                     London
                                    EC3N 4DA


                       PAYING EXCHANGE AND TRANSFER AGENTS
                          Banque Generale du Luxembourg
                             50 Avenue J.F. Kennedy
                                L-2951 Luxembourg



                                    REGISTRAR
                                  HSBC Bank USA
                                  140 Broadway
                               New York 10005-1180
                                     U.S.A.

                                 FORM OF COUPON

On the front:

                          SUNSHINE PRECIOUS METALS, INC
         (Incorporated with limited liability in the State of Delaware, the United States of America)



                                  US$30,000,000
               8 percent Senior Exchangeable Notes due May 1, 2000



       Coupon for US $__________ due on __________, 2000/__________, 2001

         This Coupon is payable to bearer (subject to the Terms and Conditions endorsed on the Note to which this Coupon appertains, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Note) at the specified offices of the Paying Agents set out on the reverse hereof (or any further or other Paying and Exchange Agents or specified offices duly appointed or nominated from time to time and notified to the Noteholders).

         If the Bearer Note to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.


                                           SUNSHINE PRECIOUS METALS, INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

On the back:



                  PRINCIPAL PAYING, EXCHANGE AND TRANSFER AGENT
                                  HSBC Bank plc
                                  Mariner House
                                  Pepys Street
                                     London
                                    EC3N 4DA



                       PAYING EXCHANGE AND TRANSFER AGENTS
                          Banque Generale du Luxembourg
                             50 Avenue J.F. Kennedy
                                L-2951 Luxembourg

                             FORM OF REGISTERED NOTE

On the front:

                         SUNSHINE PRECIOUS METALS, INC.
         (Incorporated with limited liability in the State of Delaware, the United States of America)


                                 US $___,000,000
          __________ percent Senior Exchangeable Notes due May 1, 2001

         This Note is a Registered Note and forms part of a series designated as specified in the title (the "Notes") of Sunshine Precious Metals, Inc. (the "Company") and constituted by the Trust Deed referred to on the reverse hereof. The Notes are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the "Conditions") set out on the reverse hereof.

         The Company hereby certifies that __________ is/are, at the date hereof, entered in the Register as the holder(s) of Notes in the principal amount of US $__________ Interest on such principal amount at the rate of _____ percent per annum is payable semi-annually in arrear on _____ and in each year.

         This Registered Note is exchangeable into registered Shares of US $0.01 each in the capital of Sunshine Mining and Refining Company subject to and in accordance with the Conditions and the Trust Deed.

         This Registered Note is evidence of entitlement only. Title to Registered Notes passes only on due registration on the Register and only the duly registered holder is entitled to payments in respect of this Note.

         This Registered Note shall not be valid for any purpose until signed on behalf of the Company and authenticated by or on behalf of the Registrar.

         In witness whereof the Company has caused this Registered Note to be signed on its behalf by a Director of the Company by his facsimile signature this ________________________.


                                           SUNSHINE PRECIOUS METALS, INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                         THIS REGISTERED NOTE IS AUTHENTICATED
                                         BY OR ON BEHALF OF THE REGISTRAR
                                         WITHOUT WARRANTY, RECOURSE OR LIABILITY


                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------


         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) and 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

         THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT 1933. AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, EXCHANGED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF ANY "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW IS AVAILABLE.

On the back:

                              Terms and Conditions


                  Here will be set out the Terms and Conditions
                            as set out in Schedule 5


                  PRINCIPAL PAYING, EXCHANGE AND TRANSFER AGENT
                                  HSBC Bank Plc.
                                  Mariner House
                                  Pepys Street
                                     London
                                    EC3N 4DA



                       PAYING EXCHANGE AND TRANSFER AGENTS
                          Banque Generale du Luxembourg
                             50 Avenue J.F. Kennedy
                                L-2951 Luxembourg



                                    REGISTRAR
                                  HSBC Bank USA
                                  140 Broadway
                               New York 10005-1180
                                     U.S.A.

                                FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

                       ----------------------------------
                       ----------------------------------

            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE
             [not more than four names may appear as joint holders])


         US $__________ principal amount of this Note, and all rights under it, and irrevocably requests the Registrar to transfer this Note on the books kept for registration thereof

Dated                       .
      ----------------------
                                     Signed
                                            ------------------------------------
         Note:

                (i) The signature to this transfer must correspond with the name as it appears on the face of this Note.

                (ii) A representative of the Noteholder should state the capacity in which he signs e.g. executor.

                (iii) The signature of the person effecting a transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or be certified by a recognized bank, notary public or in such other manner as the Registrar may require.

                                   SCHEDULE 2

                           Form of Global Bearer Note

                         SUNSHINE PRECIOUS METALS, INC.
         (incorporated with limited liability in the State of Delaware, the United States of America)

                                 US $30,000,000
                  8 percent Senior Exchangeable Notes due 2001


                          TEMPORARY GLOBAL BEARER NOTE

         Sunshine Precious Metals, Inc. (the "Company") for value received hereby promises to pay to bearer the sum of

                       US$___,000,000 (__________ Dollars)

on May 1, 2001 (or such earlier date as such principal sum may become payable in accordance with the Trust Deed (as defined below) and with the terms and conditions (the "Conditions") of the Notes designated above (the "Notes") set out in Schedule 5 to the Trust Deed dated 21st March, 1996 as amended by a First Supplement to Trust Deed, dated as of March 27, 2000 (the "Trust Deed") between the Company, Sunshine Mining and Refining Company ("SSC") and HSBC Bank USA (as trustee) upon presentation and surrender of this Temporary Global Bearer Note.

         This Temporary Global Bearer Note is exchangeable in accordance with the terms hereof for definitive Notes (the "Definitive Notes") in bearer form with Coupons attached to be known as 8 percent. Senior Exchangeable Notes due 2001, and, until so exchanged, is subject to the Conditions and the Trust Deed. The Company hereby irrevocably undertakes to deliver the Definitive Notes in exchange for this Temporary Global Bearer Note on and after the Recapitalization Date.

         On or after the Recapitalization Date this Temporary Global Bearer Note may be exchanged in whole or in part for Definitive Notes in an aggregate principal amount not exceeding the principal amount of this Temporary Global Bearer Note submitted for exchange.

         Any person appearing in the records maintained by Cedel or Euroclear as entitled to any interest in this Temporary Global Bearer Note shall be entitled to require the exchange of an appropriate part of this Temporary Global Bearer Note for a Definitive Note or Notes in bearer form.

         Until the exchange of the appropriate part of this Temporary Global Bearer Note pursuant to the foregoing provisions, no such person as aforesaid shall (except as stated herein) be entitled to receive any payment by way of principal of or interest on this Temporary Global Bearer Note (unless, upon due presentation of this Temporary Global Bearer Note for exchange, delivery of any Definitive Notes shall be improperly withheld or refused) or, to receive the Shares which he would otherwise be entitled to receive.

         Upon any exchange of a part of this Temporary Global Bearer Note for a Definitive Note or Notes, the portion of the principal amount hereof so exchanged shall be endorsed by the Principal Paying, Exchange and Transfer Agent in the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

         Subject to the second preceding paragraph, no provisions of this Temporary Global Bearer Note shall alter or impair the obligation of the Company to pay the principal and interest on the Notes when due in accordance with the Conditions.

         This Temporary Global Bearer Note shall not be valid for any purpose until signed on behalf of the Company and authenticated by or on behalf of the Principal Paying, Exchange and Transfer Agent.

         This Temporary Global Bearer Note shall be governed by and construed in accordance with English law.

         In witness whereof the Company has caused this Temporary Global Bearer Note to be signed on its behalf.

Dated March 27, 2000


                                            -----------------------------------
                                            AUTHORIZED SIGNATORY
                                            FOR AND ON BEHALF OF
                                            SUNSHINE PRECIOUS METALS, INC.

                                            THIS TEMPORARY GLOBAL BEARER NOTE IS
                                            AUTHENTICATED BY OR ON BEHALF OF THE
                                            PRINCIPAL PAYING, EXCHANGE AND
                                            TRANSFER AGENT WITHOUT WARRANTY,
                                            RECOURSE OR LIABILITY.


                                            By:
                                               --------------------------------
                                               AUTHORIZED SIGNATORY

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

         THIS TEMPORARY GLOBAL BEARER NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT 1933, AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, EXCHANGED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR

BENEFIT OF ANY "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES
ACT) UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAW IS AVAILABLE.

                   SCHEDULE OF EXCHANGES FOR DEFINITIVE NOTES
                         AND PURCHASES AND CANCELLATIONS


         The following exchanges of a part of this Global Bearer Note for Definitive Notes and/or purchases and cancellations of a part of this Temporary Global Note have been made:

                                             Amount of decrease
                        Amount of decrease      in principal
                           in principal        amount of this       Principal amount
                          amount of this      Temporary Global     of this Temporary
                         Temporary Global        Bearer Note         Global Bearer
                           Bearer Note       following purchase      Note following
       Date made        following exchange    and cancellation       such decrease       Notation made
       ---------        ------------------   -------------------   -----------------     -------------

                     SCHEDULE OF INTEREST AND PRINCIPAL PAID

      Date of Payment   Amount of Interest and Principal       Notation Made
      ---------------   --------------------------------       -------------

                                   SCHEDULE 5
                   Restated Terms and Conditions of the Notes


         The following, save for the paragraphs in italics, is the text of the terms and conditions of the Notes which will be endorsed on each Note in definitive form:

         The U.S. $30,000,000 8 percent Senior Exchangeable Notes (the "Notes") of Sunshine Precious Metals, Inc, (the "Company") are constituted by a trust deed dated March 21, 1996 (the "Trust Deed") and by a First Supplement to Trust Deed dated March 27, 2000, (the "First Supplement") made among the Company, Sunshine Mining and Refining Company ("SSC", which shall include for all purposes hereof any successor corporation) and HSBC Bank USA (formerly Marine Midland Bank) (the "Trustee", which expression shall include all persons for the time being the trustee or trustees under the Trust Deed and the First Supplement to Trust Deed) as trustee for the holders of the Notes (the "Noteholders"). The issue of the Notes was authorized by a written resolution of the board of directors of the Company adopted February 27, 1996. The giving of the guarantee by SSC (the "Guarantee") was authorized by a resolution of the board of directors of SSC adopted on February 27, 1996. These Restated Terms and Conditions were authorized by a board of director resolution on March 1, 2000. The Notes are listed on the Luxembourg Stock Exchange.

         The statements in these Restated Terms and Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed and the First Supplement. Copies of the Trust Deed, the First Supplement, and of an agency agreement dated March 21, 1996, (the "Agency Agreement") made between the Company, SSC, HSBC (formerly Midland Bank plc.) as principal paying, exchange and transfer agent (the "Principal Paying Agent", "Principal Exchange Agent" and "Principal Transfer Agent" respectively, which expressions shall include any successors), the other paying, exchange, and transfer agents named therein (together with the Principal Paying Agent, the "Paying Agents", together with the Principal Exchange Agent, the "Exchange Agents" and together with the Principal Transfer Agent, the "Transfer Agent", respectively which expression shall include any additional or successor paying agents, exchange agents or transfer agents as the case may be), the registrar referred to below (the "Registrar", which expression shall include any successor registrar) and the Trustee are available for inspection during normal business hours by the Noteholders and the holders of the interest coupons appertaining to the Notes in bearer form (respectively, the "Couponholders" and the "Coupons"), at the registered office for the time being of the Trustee, being at the date of issue of the Notes at 140 Broadway, New York, New York 10005-1180, USA and at the specified office of each of the Paying Agents and the Registrar. The Noteholders and the Couponholders are entitled to the benefit of, and are bound by, and are deemed to have notice of, all of the provisions of the Trust Deed, the First Supplement, and the Agency Agreement.

         On March 27, 2000, at a meeting of the Noteholders, the Noteholders, by affirmative vote of not less than two-thirds of the principal amount of Notes Outstanding, passed an Extraordinary Resolution, binding on all the Noteholders, whereby a recapitalization of the Company was approved in exchange for the issuance of eight (8) million shares of the SSC common stock. The terms of the recapitalization are set out in the First Supplement and reflected in these Restated Terms and Conditions of the Notes.

         Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Trust Deed and in the First Supplement.

         1.     FORM, DENOMINATIONS, AND TITLE

         All Outstanding Notes will be exchanged and replaced with new notes (the "New Notes") pursuant to the following procedure:

                (A) The Notes are either in bearer form ("Bearer Notes"), serially numbered, in denominations of U.S. $1,000 and U.S. $10,000 each with Coupons attached on issue, or in registered form ("Registered Notes"), in principal amounts of U.S. $1,000 or integral multiples thereof ("Authorised Denominations") without Coupons attached. Bearer Notes of one denomination may not be exchanged for Bearer Notes of the other denomination.

                (B) Title to the Bearer Notes and to the Coupons will pass by delivery. Title to the Registered Notes will pass by transfer and registration as described in these Terms and Conditions and the Agency Agreement. The Company, any Paying Agent or Exchange Agent and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Bearer Notes and the holder of any Coupon as the absolute owner thereof for all purposes (whether or not the Bearer Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Bearer Note or Coupon or any notice of previous loss or theft of the Bearer Note or Coupon). In these conditions, (in relation to a Note) "Noteholder" and (in relation to a Note or Coupon) "Holder" means the bearer of any Bearer Note or Coupon (as the case may be) or the person in whose name a Registered Note is registered, as the case may be.

         The Bearer Notes will be represented initially by a temporary global note (the "Global Note"), without interest coupons, which will be deposited with a common depository (the "Common Depository") and held on behalf of Morgan Guaranty Trust Company of New York, as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream") for credit to the accounts designated by the Noteholders at Euroclear and Clearstream. The Company undertakes to make definitive Bearer Notes available for exchange for the Global Note, in whole or in part, on or after May 1, 1996.

               The Registered Notes will be issued in definitive registered form and delivered on or about the Recapitalization Date to the Lead Managers for the account of the subscribers thereof as specified by the Lead Managers upon certification that (i) the holders of the relevant Registered Notes are not U.S. persons and, (ii) the proposed holder of the relevant Registered Notes (a) is not, nor is it a nominee for Euroclear or Clearstream or any other person providing a clearance service within Section 96 of the Finance Act 1986 of the United Kingdom and (b) is not, nor is it a nominee or agent for, a person whose business is or includes issuing depository receipts within Section 93 of the Finance Act 1986 of the United Kingdom.

                The Notes and any Coupons will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Section 165 (j) and 1287 (a) of the United States Internal Revenue Code of 1986, as amended."

         2.     STATUS

                (A) The Notes and any Coupons are direct, unconditional and unsecured obligations of the Company and rank and will rank pari passu, without any preference among themselves, and such obligations will rank senior to all other outstanding unsecured and subordinated obligations of the Company, present and future, but, in the event of bankruptcy or insolvency of the Company, only to the extent permitted by the applicable laws relating to creditors' rights.

                (B) SSC has, in the Trust Deed, unconditionally and irrevocably guaranteed the due and punctual payment of the principal of, and interest on the Notes as and when the same shall become due and payable together with any additional amounts payable pursuant to Condition 10 and all other moneys payable under the Trust Deed. The obligations of SSC under the terms of the Guarantee constitute direct, unconditional and unsecured obligations of SSC and such obligations rank and will rank senior to all other outstanding unsecured and subordinated obligations of SSC present and future (including without limitation, the Convertible Subordinated Reset Debentures due July 15, 2008, issued by SSC) but, in the event of bankruptcy or insolvency of SSC, only to the extent permitted by applicable laws relating to creditors' rights.

                (C) SSC hereby asserts that on March 27, 2000 (the "Recapitalization Date"), the number of authorized Shares outstanding was 40,000,000.

         3.     COVENANTS

                (A) So long as any Note remains Outstanding (as defined in the Trust Deed), the Company will not create or permit to subsist any Lien (as defined below) or create, assume or guarantee any Indebtedness (as defined below).

                (B) The Company will not merge or consolidate with or sell, convey or otherwise dispose of all or substantially all of its assets to any other corporation, partnership or other legal entity unless
         (i)(A) the Company shall be the surviving corporation, partnership or other legal entity in the case of a merger or (B) (I) the surviving, resulting or transferee corporation, partnership or other legal entity ("the successor corporation") shall expressly assume the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and due and punctual performance of all of the covenants and obligations of the Company under the Notes and (II) if the successor corporation is not organised under the laws of the U.S. or any State thereof or the District of Columbia, it shall agree to indemnify and hold harmless the holder of each Note or Coupon against the then existing or future tax, assessment or governmental charge imposed on such holder by a jurisdiction other than the U.S. or any political subdivision or taxing authority thereof or therein with respect to and withheld on the making of, any payment of principal of or interest on such Note which would not have been so imposed and withheld had such merger, consolidation, sale or conveyance not been made and any tax, assessment or governmental charge imposed on or relating to, and any costs and expenses involved in such merger, consolidation, sale or conveyance and (ii) the Company or such successor corporation, as the case may be, shall not immediately after such merger, consolidation, sale or conveyance be in default in the performance of any covenants or obligations of the Company under the Notes.

                (C) Without prejudice to the provisions of Condition 8(F), SSC may not merge or consolidate with or sell, convey or otherwise dispose of all, or substantially all of its assets to any other corporation, partnership or other legal entity unless (A) SSC shall be the surviving corporation, partnership or other legal entity in the case of a merger or (B) (I) the successor corporation, partnership or other legal entity shall expressly assume the obligations of SSC under the Trust Deed and
         (II) the successor corporation, partnership or other legal entity (together with its subsidiaries, if any) on a consolidated basis shall have a Consolidated Net Worth (as defined below) following the transaction equal to or greater than the Consolidated Net Worth of SSC before the transaction.

                (D) Upon any merger, consolidation, sale or conveyance as provided above, the successor or surviving corporation shall succeed to and be substituted for and may exercise every right and power of and be subject to all of the obligations of the Company under the Notes or SSC under the Trust Deed referred to in Condition

         2(B), as the case may be, with the same effect as if the successor or surviving corporation had been named as the Company or SSC therein and herein and the Company or SSC, as the case may be, shall be released from its liability as obligor under the Notes and/or the Trust Deed.

         4.     REGISTRATION

         The Company will cause to be kept at the specified office of the Registrar a register (the "Register") on which shall be entered the names and addresses of the holders of the Registered Notes and the particulars of the Registered Notes held by them and or all transfers of Registered Notes and exchanges of Registered Notes. Holders of Registered Notes will be entitled to receive only one Registered Note in respect of their holding.

         5.     EXCHANGE BETWEEN BEARER AND REGISTERED NOTES

                (A) Exchange of Bearer Notes for Registered Notes. At the option of the holder thereof upon presentation, at any time on or after March 27, 2000 (the "Recapitalization Date"), of a duly completed and signed request for exchange in the form for the time being currently obtainable from the specified office of the Registrar or a Transfer Agent (a "Registration Request") together with the relevant Bearer Note, subject to the terms of the Agent Agreement and to Conditions 5(E) and 5(F), Bearer Notes are exchangeable for the same aggregate principal amount of Registered Notes provided that (save as provided below) all unmatured Coupons relating thereto are attached thereto or are surrendered therewith. Bearer Notes surrendered in exchange for Registered Notes from and including the Record Date (as defined below) in respect of any Interest Payment Date (as defined below) up to and including such Interest Payment Date will not be required to be surrendered with the Coupon relating to the interest payable on such Interest Payment Date. Interest on a Registered Note issued in exchange will accrue as from the immediately preceding Interest Payment Date or, none, on the Recapitalization Date (as defined below), except where issued in respect of a Bearer Note surrendered during the period from and including the Record Date in respect of an Interest Payment Date up to and including such Interest Payment Date, in which event interest shall accrue as from such last-mentioned Interest Payment Date. Bearer Notes may only be surrendered in exchange for Registered Notes at the specified office of the Registrar or of a Transfer Agent.

                The Registrar or the relevant Transfer Agent will within three Business Days (as defined below) of the presentation of any Registration Request together with the relevant Bearer Note deliver a Registered Note to the Noteholder at its specified office, or (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail at the expense of the Noteholder), mail the Registered Note by uninsured mail to such address as the Noteholder may request. A Noteholder will receive only one Registered Note for all of the Bearer Notes which are the subject of a single Registration Request.

                (B) Exchange of Registered Notes for Bearer Notes. At the option of the holder thereof, upon presentation at any time on or after the Recapitalization Date, of a duly completed and signed request for exchange in the form for the time being obtainable from the specified office of the Registrar or a Transfer Agent (a "Bearer Request") together with the relevant Registered Note, subject to the terms of the Agency Agreement and to Conditions 5(E) and 5(F), Registered Notes are exchangeable in whole or in part in an Authorized Denomination for the same aggregate principal amount of Bearer Notes. Interest on a Registered Note surrendered for exchange will cease to accrue as from the Interest Payment Date immediately preceding the date of surrender or, if none, the Recapitalization Date, except where the date of surrender falls during any period from and including the Record Date in respect of an Interest Payment Date up to and including such Interest Payment Date, in which event interest will cease to accrue as from such last-mentioned Interest Payment Date. Registered Notes may only be surrendered in exchange for Bearer Notes at the specified office of the Registrar or a Transfer Agent.

                The Registrar or the relevant Transfer Agent will within three Business Days of the presentation of any Bearer Request together with the relevant Registered Note deliver the Bearer Note or Bearer Notes requested together with all Coupons in respect of all Interest Payment Dates after the date of presentation (other than the Coupon in respect of the next Interest Payment Date after the date of presentation in the case of a Registered Note presented for exchange during any period from and including the Record Date in respect of such Interest Payment Date and up to and including such Interest Payment Date) and, in the case of exchange of part only of a Registered Note, a Registered Note for the balance after such exchange, in each case at the specified office of the Registrar or the relevant Transfer Agent, or (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail, at the expense of the Noteholder) mail the Bearer Note or Bearer Notes together with all Coupons as aforesaid and any such Registered Note by uninsured mail to such address as the Noteholder may request.

                (C) Transfer of Registered Notes. Registered Notes, may, subject to the terms of the Agency Agreement and to Conditions 5(E) and 5(F) be transferred in whole or in part in an Authorized Denomination by lodging the relevant Registered Note (with the application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Register or a Transfer Agent. No transfer of a Registered Note will be valid unless and until entered on the Register. A Registered Note may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

                The Registrar or the relevant Transfer Agent will within three Business Days of any duly made application for the transfer of a Registered Note deliver a Registered Note to the transferee (and, in the case of a transfer of part only of a Registered Note, deliver a Registered Note for the untransferred balance to the transferor), at the specified office of the Register or the relevant Transfer Agent, or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Registered Note by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

                (D) Formalities Free of Charge. Such exchange or transfer will be effected without charge subject to (i) the person making such request for exchange or such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges payable in connection therewith, (ii) the Registrar or the relevant Transfer Agent (in the case of exchange of Registered Notes for Bearer Notes or the transfer of Registered Notes) being satisfied with the documents of title and/or identity of the person making the request or application and (iii) such reasonable regulations as the Company may from time to time agree with the Registrar. The exchange of Bearer Notes for Registered Notes and Registered Notes for Bearer Notes will be subject to the provisions of all applicable fiscal or other laws and regulations in effect at the time of such exchange.

                (E) Closed Periods. Neither the Company, the Registrar, nor any Transfer Agent will be required (i) to register the transfer of any Registered Note, (ii) to exchange any Bearer Note for a Registered Note or (iii) to exchange any Registered Note (or part thereof) for a Bearer Note (a) during the period of seven calendar days immediately prior to May 1, 2001, or any earlier date fixed for redemption of the Notes pursuant to Condition 9, (b) in respect of which an Exchange Notice (as defined below) has been delivered in accordance with Condition 8 or (c) in respect of which the Trustee or the Company have exercised Exchange Rights under Condition 8(D) or 8(E), as the case may be. A Bearer Note or Registered Note called for redemption may, however, be exchanged for a Registered Note or Bearer Note, as the case may be, which is simultaneously surrendered not later than the relevant Record Date.

                (F) Certification of Non-U.S. Person Status. Neither the Company nor the Registrar will be required to register the transfer of any Registered Note prior to the Recapitalization Date unless the transferee provides written certification that such transferee is not a U.S. person or unless the transfer of the Registered Notes is exempt from the registration under the Securities Act and any applicable state securities laws. In addition, the transferee of a Registered Note will be required to complete certain documentation to ensure the Company's compliance with U.S. federal income tax laws.

         6.     INTEREST AND ADDITIONAL INTEREST

         As of March 27, 2000, the Notes bear interest from (and including) March 27, 2000, (the "Recapitalization Date") at the rate of 8 percent per annum, payable in Shares, semiannually on March 27 and September 27 in each year (each an "Interest Payment Date"), the first such payment to be made on September 27, 2000, in respect of the period from and including the Recapitalization Date to (but excluding) September 27, 2000, with value of the Shares to be issued being equal to 90% of the average of the high and low trading prices for the five (5) trading days immediately prior to the Interest Payment Date. However, if:

         (i) Shares are not listed on the New York Stock Exchange Inc., and the holders of a majority of the principal amount of the Notes Outstanding have requested that interest payments be made in cash; or,

         (ii) upon the occurrence of an event of default.

the interest shall be paid in cash and will amount to U.S. $40.00 per U.S. $1,000 principal amount of the Notes. The number of Shares to be issued shall be made available by SSC to the Trustee and/or the Transfer Agent in Luxembourg and shall be rounded down to the nearest whole number. Receipt of the Shares will be made upon presentation of a Bearer Note to Paying Agent, which Note shall be stamped to reflect such payment or issuance or in the case of Registered Notes, to the Holders shown on the Register on the Anniversary Date.

         Each Note will cease to bear interest (i) from its due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of such payment, in which event interest shall continue to accrue as provided in the Trust Deed and (ii) where the Exchange Right (as defined below) shall have been exercised, or the Trustee or the Company shall have exercised Exchange Rights pursuant to Conditions 8(D) and 8(E), respectively, from the Interest Payment Date last preceding the relevant Exchange Date or, if the Notes are exchanged before the first Interest Payment Date, since the Recapitalization Date.

         When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

         7.     PAYMENTS

                (A) Payments of principal in respect of each Bearer Note and any net proceeds payable under Conditions 8(D) and 8(E) will only be made, in the case of Bearer Notes, against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Bearer Note at the specified office of any of the Paying

         Agents or in the case of Registered Notes, to the persons shown on the Register at the close of business seven Business Days prior to the relevant payment date (the "Record Date") and subject to surrender of the Registered Notes at the specified office of the Registrar or any Transfer Agent. Each such payment and any payment of net proceeds pursuant to Conditions 8(D) or 8(E) will be made at the specified office of any Paying Agent, at the Holder's option, by U.S. dollar cheque drawn on, or by transfer to a U.S. dollar account maintained by the payee with, a bank in London, England and in the case of Registered Notes, by U.S. dollar cheque drawn on a bank in London, England and mailed, not later than the due date for payment (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) to the holder or to the first named of joint holders of the relevant Registered Notes at his registered address outside the United States and its possessions or in accordance with mandate instructions acceptable to the Registrar, subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 12.

                (B) Shares issued on an Interest Payment Date pursuant to interest due on the Bearer Notes will be made against presentation and surrender (or, if applicable, endorsement) of the relevant Coupons at the specified office of any of the Paying Agents or, in the case of Registered Notes, to the persons shown on the Register at the close of business on the Record Date. Delivery of Shares will be made at the specified office of any Paying Agent at the Holder's option. In the event that interest is paid in cash, such interest payments will be made at the specified office of any Paying Agent, at the Holder's option, by U.S. dollar cheque drawn on, or by transfer to a U.S. dollar account maintained by the payee with, a bank in London, England and in the case of Registered Notes, by U.S. dollar cheque drawn on a bank in London, England and mailed, not later than the due date for payment (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) to the holder or to the first named of joint holders of the relevant Registered Notes at his registered address outside the United States and its possessions or in accordance with mandate instructions acceptable to the Registrar, subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 12.

                (C) Each Bearer Note should be presented for redemption together with all unmatured Coupons relating to such Note, failing which the full amount of any missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupons which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of such missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 10) in respect of the relevant Note (whether or not such

         Coupon would otherwise have become void pursuant to Condition 12), or, if later, five years after the date on which such Coupon would have become due, but not thereafter.

                A holder shall be entitled to present a Bearer Note or Coupon for payment only on a Presentation Date and shall not be entitled to any further interest or other payment if a Presentation Date is after the due date.

                "Presentation Date" means a day which (subject to Condition 12):

                (a) is or falls after the relevant due date but, if the due date is not or was not a Business Day in New York, is or falls after the next following such Business Day, and

                (b) is a Business Day in the place of the specified office of the Paying Agent at which the Bearer Note or Coupon is presented for payment and in the case of payment by transfer to a U.S. dollar account in London as referred to above, in London.

                "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York. are authorised or obliged by law, regulation or executive order to close and, as the context may require, the day on which commercial banks are open for business in the relevant place of presentation or payment.

                When making cash payments to Noteholders or Couponholders, fractions of one cent will be rounded down to the nearest whole cent. When issuing Shares to Noteholders or Couponholders, Shares shall be rounded up to the nearest whole number.

                The names of the initial Paying Agents, Exchange Agents and Transfer Agents and Registrar and their initial specified offices are set out at the end of the "Terms and Conditions of the Notes." The Company reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Paying Agent, Exchange Agent or the Registrar and to appoint additional or other Paying Agents, Exchange Agents or Registrar, provided that it will at times maintain (i) at least two Paying Agents, two Exchange Agents and two Transfer Agents having specified offices in separate European cities approved by the Trustee, one of which, so long as the Notes are listed on the Luxembourg Stock Exchange, shall be Luxembourg or such other place as the rules of the Luxembourg Stock Exchange may approve and one of which shall be in London and (ii) a Registrar with a specified office in New York. Notice of any termination or appointment and of any changes in specified offices will be given to the Noteholders promptly by the Company in accordance with Condition 17.

         8.     EXCHANGE

                (A)   Exchange Period and Price

                      (i) Noteholders shall have the right, upon the approval of
                Noteholders holding a clear majority in principal amount of the Notes for the time being Outstanding and subject to Condition 9(G), any other applicable restrictions provided herein, and applicable laws and regulations, to require SSC to exchange all or any of their Notes at their principal amount in exchange for Shares at any time during the Exchange Period, as defined below. The right of a Noteholder to exchange any Note into Shares is hereinafter called the "Exchange Right." Upon exchange, the right of the exchanging Noteholder to repayment of the principal amount of the Note to be exchanged (and, subject as provided in Condition 8(B) (iv), accrued interest thereon) shall be extinguished and released, and in consideration and in exchange therefore, SSC shall allot and issue Shares credited as paid up in full as provided in this Condition 8. Subject to and upon compliance with the provisions of these Conditions, the Exchange Right attaching to any Note maybe be exercised, at the option of the holder thereof, during the Exchange Period.

                      "Exchange Period" means, provided SSC shareholders
                approve, on or before June 1, 2000, the authorization and issuance of the requisite number of Shares to Noteholders:

                      (i) any time on and after July 27, 2000 (or such later
                date as agreed by the affirmative vote of a majority of the principal amount of Notes Outstanding), up to the close of business on the second Business Day preceding the Maturity Date; or,

                      (ii) if such Note shall have been called for redemption
                pursuant to Condition 9(B), the date seven calendar days prior to the date fixed for redemption thereof.

                      The number of Shares to be issued on exchange of a Note
                will be determined by dividing the principal amount of the Note to be exchanged (or, in the case of exchange of part only of the principal amount of the relevant Note, the principal amount thereof being exchanged) by the Exchange Price (as defined below) in effect on the Exchange Date, with the result being rounded down to the nearest whole number.

                      (iii) An Exchange Right may only be exercised in respect
                of an authorised denomination of Notes. If more than one Note is exchanged at any one time by the same holder, the number of Shares to be issued upon such exchange will be calculated on the basis of the aggregate principal amount of the Notes to be exchanged. Fractions of Shares will not be issued on exchange and no cash adjustments will be made in respect thereof.

                      (iv) The price at which Shares will be issued upon
                exchange (the "Exchange Price") will initially be U.S. $1.50 per Share but will be subject to adjustment in the manner provided in Condition 8(C).

                      (v) Notwithstanding the provisions of paragraph (i) of
                this Condition 8(A), if the Company shall default in making payment in full in respect of any Note which shall have been called for redemption prior to the Maturity Date, the Exchange Right attaching to such Note will continue to be exercisable (unless already exercised by the Trustee pursuant to Condition 8(D) or by the Company pursuant to Condition 8(E) up to, and including the close of business (at the place where the Note is deposited in connection with the exercise of the Exchange Right), on the date upon which the full amount of the moneys payable in respect on such Note has been duly received by the Trustee or the Principal Paying Agent or, if earlier, the Maturity Date.

                "Maturity Date" means May 1, 2001, unless extended pursuant to Condition 9(A).

                      (vi) As used in the Conditions, the expression "Shares"
                means common stock U.S. $0.01, of SSC or its survivor (and all other (if any) shares or stock resulting from any subdivision, consolidation or re-classification of such shares).

                      (vii) In the case of a Bearer Note, an Exchange Right may
                only be exercised in respect of the total principal amount of such Bearer Note and, in the case of a Registered Note an Exchange Right may only be exercised in respect of an Authorised Denomination. Where an Exchange Right is exercised in respect of part only of a Registered Note, the old Registered Note shall be canceled and a new Registered Note for the balance thereof shall be issued in lieu thereof without charge but upon payment by the Holder of any taxes, duties and other governmental charges payable in connection therewith and the Registrar will within seven Business Days of the relevant Exchange Date deliver such new Registered Note to the Noteholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail, at the expense of the Noteholder) mail the new Registered Note by uninsured mail to such address as the Noteholder may request.

                      In the case of a Registered Note, an Exchange Right may
                not be exercised by the Noteholder during the period commencing on the Record Date in respect of any payment and ending on the due date for such payment (both days inclusive).

                (B)   Procedure for Exchange

                      (i) To exercise the Exchange Right attaching to any Note,
                the holder thereof must complete, execute and deposit at his own expense during normal business hours at the specified office of the Principal Exchange Agent or any of the other Exchange Agents or, in the case of a Registered Note, the Registrar, a notice of exchange (an "Exchange Notice") in duplicate in the form (for the time being current) obtainable from the specified office of each Exchange Agent, together with the relevant Note and any amount to be paid by the Noteholder pursuant to this Condition 8(B)(i).

                      The exchange date in respect of a Note (the "Exchange
                Date") must fall at a time when the Exchange Right attaching to that Note is expressed in these Conditions to be exercisable and will be deemed to be the Business Day immediately following the date of the surrender of the Note and delivery of such Exchange Notice and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Exchange Right or, in the case of an automatic exchange on redemption pursuant to Condition 8(D), the relevant redemption date. An Exchange Notice once delivered shall be irrevocable. "Stock Exchange Business Day" means any day (other than a Saturday or Sunday) on which The New York Stock Exchange, Inc. (the "NYSE") or the Alternative Stock Exchange (as defined in Condition 11(A)(v)(a)), as the case may be, is open for business.

                      A Noteholder or the Trustee delivering a Note for exchange must pay (in the case of the Trustee, by way of deduction from the net proceeds of sale referred to in Condition 8(D)) any taxes and capital, stamp, issue and registration duties arising on exchange (other than any taxes or capital, or stamp duties payable in the U.S. or in the place of the Alternative Stock Exchange, as the case may be, by SSC in respect of the allotment and issue of Shares and listing of the Shares on exchange) and such Noteholder or the Trustee (as the case may be) must pay (in the case of the Trustee, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes arising by reference to any disposal or deemed disposal of a Note in connection with such exchange.

                      Until such time as SSC shall have either, to the
                satisfaction of the Trustee, complied with its obligations under or made the determination referred to in

                Condition 11(A)(iii), a Noteholder or the Trustee delivering a Note for exchange on behalf of a Noteholder must either (i) provide a written certification that the Noteholder is not a U.S. person, that the Note is not being exchanged on behalf of a U.S. person, and that such persons are located outside the U.S., acquired the Notes to be exchanged outside the U.S., and are not affiliates of SSC or persons acting on behalf of an affiliate of SSC; or (ii) provide a written opinion of U.S. legal counsel, in form and substance acceptable to SSC, to the effect that the exchange of the Note for Shares is exempt from registration under the Securities Act and any applicable state securities law.

                      (ii) As soon as practicable, and in any event not later
                than 14 calendar days after the Exchange Date, SSC will in the case of Notes exchanged on exercise of the Exchange Right, whether by the Noteholder or by the Trustee, or a Note being exchanged in accordance with Condition 8(E) and in respect of which an Exchange Notice has been delivered and the relevant Note and amounts payable by the relevant Noteholder, or, as the case may be, the Trustee deposited as permitted by sub-paragraph
                (i) above, cause the person or persons designated for the purpose in the Exchange Notice to be registered as Holder(s) of the relevant number of Shares and will make a certificate or certificates for the relevant Shares available for collection at SSC's principal office in Boise, Idaho or, if so requested in the relevant Exchange Notice, will deliver such certificate or certificates to the person and at the place specified in the Exchange Notice together with any other securities, property or cash required to be delivered upon exchange and such assignments and other documents (if any) as may be required by law to effect the transfer thereof.

                      (iii) The person or persons specified for that purpose
                will be deemed for all purposes to be the holder of record of the number of Shares issuable upon exchange with effect from the Exchange Date. The Shares issued upon exchange of the Notes will in all respects rank pari passu with the issued and outstanding Shares in issue on the relevant Exchange Date except for any right excluded by mandatory provisions of applicable law. A Holder of Shares issued on exchange of Notes shall not be entitled to any rights the Record Date for which precedes the relevant Exchange Date.

                      (iv) If any notice requiring the redemption of any Notes
                is given pursuant to Condition 9(B) on or after the fifteenth calendar day prior to the Record Date in respect of any dividend payable in respect of the Shares where such notice specifies a date for redemption falling on or prior to the next following Interest Payment Date, interest shall (subject as hereinafter provided) accrue on Notes (i) which shall be been delivered for exchange on or after such Record Date or (ii) to which the election by the Trustee provided for in Condition 8(D) applied on or after such Record Date, in each case from the preceding Interest Payment Date (or, if the relevant Exchange Date falls before the first Interest Payment Date, from the Recapitalization Date, to the relevant Exchange Date) provided that the relevant Noteholder's entitlement to interest shall on any Note, in the event the Shares allotted on exchange thereof shall carry an entitlement to receive such dividend, be limited to the amount by which the interest he or it would have received had no exchange taken place exceeds the amount of the dividend received on such Shares. Any such interest shall be paid by the Company not later than 14 calendar days after the relevant Exchange Date by issuance of Shares in accordance with instructions given by the relevant Noteholder or, in the case of such election by the Trustee, the Trustee.

                      Save as provided in this sub-paragraph (iv), no payment or adjustment will be made on exchange for any interest accrued on exchanged Notes since the Interest Payment Date last preceding the relevant Exchange Date, or, if the Notes are exchanged before the first Interest Payment Date, since the Recapitalization Date, including any payment or issuance of Shares pursuant to Condition 6(B).

                (C)   Adjustments in Exchange Price

                The Exchange Price will be subject to adjustment in certain events set out in the Trust Deed, including:

                      (i) the making of a Stock Split;

                      (ii) the consolidation and reclassification of Shares;

                      (iii) the grant, issue or offer, to the holders of Shares, of rights or warrants entitling them to subscribe for or purchase Shares or any securities convertible into or exchangeable for Shares, at a consideration per Share less than the Current Market Price per Share;

                      (iv) the distribution, to the holders of Shares, of shares of capital stock of SSC, evidence of indebtedness of SSC, assets (other than annual or interim dividends in cash) or rights or warrants to subscribe for or purchase securities (other than those rights and warrants mentioned in (iii) above);

                      (v) the issue of securities (other than the Notes or in
                any of the circumstances mentioned in (iii) above) convertible into or exchangeable for Shares or of rights or warrants to subscribe for or purchase Shares or securities convertible into or exchangeable for Shares (other than those rights and warrants mentioned in (iii) above), at a consideration per Share less than the Current Market Price per Share; and

                      (vi) the issue of Shares (other than Shares issued on
                conversion or exchange of any convertible or exchangeable securities issued by SSC (including the Notes) or on the exercise of any rights or warrants granted issued or offered by SSC or in any of the circumstances described in (i) and (ii) above or Shares issued to stockholders of any company which merges into or consolidates with SSC, in proportion to their shareholding in such company immediately prior to such merger, upon such merger) at a consideration per Share less than the Current Market Price per Share; provided, however, that the Exchange Price will not be reduced as a result of any such adjustment, and the Company covenants in the Trust Deed not to take any action, if, after giving effect thereto, the Exchange Price would be reduced to such an extent that, under applicable law then in effect Notes may not be exchanged at such reduced Exchange Price for legally issued, fully paid and assessable Shares. No adjustment will be made where such adjustment would be less than 5 percent of the Exchange Price then in effect. Any adjustment not so made will be carried forward and taken into account in any subsequent adjustment. On any adjustment, the resultant Exchange Price, if not an integral multiple of one cent shall be rounded down to the nearest we cent. Any adjustment will be notified by the Trustee to the Noteholders in accordance with Condition 17.

                      "Stock Split" means any kind of stock split in relation to the Shares and includes a free share distribution, a stock dividend and a sub-division.

                      "Current Market Price" means in respect of a Share on a
                particular Stock Exchange Business Day the average of the high and low sale prices (or, if no sales prices are reported, the average of the high and low bid prices) as reported in the NYSE's Composite Transactions (or the equivalent quotations of an Alternative Stock Exchange, as the case may be).

                      The Exchange Price may not be reduced so that, on exchange of Notes, Shares would be issued at a discount to their par value.

                      Where more than one event which gives or may give rise to
                an adjustment to the Exchange Price occurs within such a short period of time that in the opinion of the Company's auditors (the "Auditors") the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by the Auditors to be in their opinion appropriate in order to give such intended result.

                      No adjustment will be made to the Exchange Price when
                Shares or other securities (including rights or options) are issued, offered or granted to employees; (including directors holding executive office) of SSC or any Subsidiary or any associated company of SSC pursuant to any Employee Share Scheme (as defined in the Trust Deed).

                (D)   Exchange on Redemption

                The Trust Deed provides that the Trustee may, at its absolute discretion (and without any responsibility for any loss occasioned thereby), within the period commencing on the date six Business Days prior to, and ending at the close of business in New York City prior to, the date fixed for redemption of any of the Notes (including any redemption under Conditions 9(A), 9(B) and 9(C)), elect by notice in writing to the Company and SSC to exchange as of such redemption date the aggregate number of Notes due for redemption on such date and in respect of which Exchange Rights have not been exercised by Noteholders ("Unexercised Notes") into Shares at the Exchange Price applicable at such redemption date if all necessary consents (if any) have been obtained and the Trustee is satisfied or is advised by a reputable independent merchant bank appointed by it that the net proceeds of an immediate sale of the Shares arising from such exchange (disregarding any liability other than a liability of the Trustee) to taxation or the payment of any capital, stamp, issue or registration duties consequent thereon) would likely to exceed by 5 percent or more the amount of redemption moneys and interest Shares which would otherwise be payable in respect of interest accrued since the Interest Payment Date immediately preceding such redemption date or, if such date falls before the first Interest Payment Date, since the Recapitalization Date in respect of such Unexercised Notes.

                Subject to applicable law, the Trustee shall arrange for the sale on behalf of the holders of the Unexercised Notes of the Shares issued on such exchange as soon as practicable, and (subject to any necessary consents being obtained and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation or the payment of any capital, stamp, issue or registration duties (if any) and any costs incurred by the Trustee in connection with that allotment and sale thereof) the net proceeds of sale together with accrued interest payable under Condition 8(B)(iv) in respect of such Unexercised Notes (if any) shall be held by the Trustee and distributed by the Principal Paying Agent rateably to the holders of such Unexercised Notes against due presentation in accordance with Condition 7. The amount of such net proceeds of sale shall be treated for all purposes as the full amount due by the Company in respect of such Unexercised Notes.

                (E)   Mandatory Exchange

                      (i) Each Noteholder acknowledges and agrees that the
                Company may, at its own cost (save those expenses or taxes referred to in Condition 8(E)(iii)), at any time on or after March 21, 1997, elect to exercise Exchange Right on behalf of each and every Noteholder in respect of Notes in whole or in part outstanding at the date of such election (the "Mandatory Exchange Date"), provided that the Current Market Price of the Shares for each of the 30 consecutive Stock Exchange Business Days, the last of which, falls on a day not more than 30 calendar days prior to the date on which notice is given to Noteholders of the mandatory exchange under this Condition 8(E) (the "Mandatory Exchange Period"), is equal to or greater than 150 percent of the Exchange Price at the time such notice is given. The foregoing right of the Company to exercise the Exchange right (the "Mandatory Exchange Right"), is subject to compliance with the provisions of paragraph (iv) below.

                      (ii) Not less than 30 and not more than 60 calendar days
                prior to such Mandatory Exchange Date, the Company shall cause written notice of the Mandatory Exchange Date to be given to the Trustee, the Paying Agents, the Exchange Agents and the holders of the Notes (in accordance with Condition 17 (such notice to include a statement of the consequences of failure on the part of the Noteholders to perform the obligations specified in this Condition (E)). Following such notice each of the Noteholders will be required on or before the Mandatory Exchange Date to deliver or procure delivery of its Notes together with a duly completed Exchange Notice to the specified office of any Exchange Agent, during its usual business hours for such purposes and perform together with the Company and SSC, the obligations applicable to it on exchange specified in this Condition 8.

                      (iii) If any Noteholder with respect to whose Notes
                mandatory exchange (pursuant to this Condition 8) is to take place shall fail to perform its obligations specified in this Condition 8 or shall have a registered address in any territory where, in the absence of any registration statement or other special formalities or legal requirements, the issue, allotment transfer or delivery of the Shares arising on mandatory exchange in the reasonable opinion of the Trustee, is or could be unlawful or impracticable, subject to applicable law, the Trustee shall make arrangements for the sale of such Shares to a third party at the best consideration reasonably obtainable by the Trustee and arrange for the Principal Paying Agent to pay to such Noteholder the consideration received by the Trustee in respect of such Shares (after any deduction required to reimburse any reasonable and proper expenses incurred in arranging any such sale or any taxes payable in connection therewith arising solely as a result of the Noteholder's failure to perform its obligations under this Condition 8(E)).

                      (iv) Notwithstanding anything herein to the contrary, the Company may not exercise the mandatory Exchange Right unless at all times during: (i) the Mandatory Exchange Measuring Period and (ii) the period from the end of the Mandatory Exchange Measuring Period until and including the Mandatory Exchange Date, the Noteholders shall have had the ability to exercise their Exchange Rights in full.

                (F)   Consolidation, Amalgamation or Merger

                Without limiting the provisions of Condition 3(C) hereof, in the case of any consolidation, amalgamation or merger of SSC with any other corporation (other than a consolidation, amalgamation or merger in which SSC is the continuing corporation), or in the case of any sale or transfer of all or substantially all, of the assets of SSC, SSC will forthwith notify the Noteholders of such event in accordance with Condition 17 and (so far as legally possible) cause the corporation resulting from such consolidation, amalgamation or merger or the corporation which shall have acquired such assets, as the case may be, to execute a trust deed supplemental to the Trust Deed to ensure that the holder of each Note then outstanding will have the right (during the period in which such Note shall be exchangeable) to exchange such
         Note into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Shares which would have become liable to be issued upon exchange of such Note immediately prior to such consolidation, amalgamation, merger, sale or transfer. Such supplemental trust deed will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the foregoing provisions of this Condition. The above provisions of this Condition(F) will apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.

                (G)   Limitation on Holder's Right to Exchange

                (i) Notwithstanding anything to the contrary contained herein, no Note may be converted to the extent that, after giving effect to Shares to be issued pursuant to an exchange notice, the total number of Shares deemed beneficially owned by such Holder (other than by virtue of the ownership of Notes or ownership of other securities that have limitation on a Holder's right to exchange, convert or excise, similar to those limitations set forth herein), together with all Shares deemed beneficially owned by the Holder's affiliates, (as defined in Rule 144 of the Act) that would be aggregated for purposes of determining whether there exists a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, would exceed 9.9% of the issued and outstanding Shares of SSC.

                (ii) Each time (a "Covenant Time") the Holder makes a Triggering Acquisition (as defined below) of Shares (the "Triggering Shares"), the Holder will be deemed to covenant that it will not, during the balance of the day on which such Triggering Acquisition occurs, and during the 61-day period beginning immediately after that day, acquire additional Shares pursuant to its rights to acquire existing at that Covenant Time, if the aggregate amount of such additional Shares so acquired (without reducing that amount by any dispositions) would exceed 9.9% of the number of Shares outstanding at that Covenant Time (including the Triggering Shares) minus the number of Shares actually owned by the Holder at that Covenant Time (regardless of how or when acquired, and including the Triggering Shares). A "Triggering Acquisition" means the giving of an Exchange Notice or any other acquisition of Shares by the Holder or an aggregation party; provided, however, that with respect to the giving of such Exchange Notice, if the associated issuance of Shares does not occur, such event shall cease to be a Triggering Acquisition and the related covenant under this paragraph shall terminate. At each Covenant Time, the Holder shall be deemed to waive any right it would otherwise have to acquire Shares to the extent that such acquisition would violate any covenant given by the Holder under this paragraph. For the avoidance of doubt:

                      (i) The covenant to be given pursuant to this Condition
                8(G)(ii) will be given at every Covenant Time and shall be calculated based on the circumstances then in effect. The making of a covenant at one Covenant Time shall not terminate or modify any prior covenants.

                      (ii) The Holder may therefore from time to time be subject to multiple such covenants, each one having been made at a different Covenant Time, and some possibly being more restrictive than others. The Holder must comply with all such covenants then in effect.

         9.     REDEMPTION AND PURCHASE

         CONDITION 9 (A) shall be deleted in its entirety and replaced with the following:

                (A) Unless previously redeemed, exchanged, or purchased and canceled as provided herein, the Company will redeem the notes at their principal amount on the May 1, 2001.

                Notwithstanding the foregoing, the Company has the option to postpone the maturity of the Notes to May 1, 2002, if, the Company delivers to them, no later than April 1, 2001, Shares equal to 25% of the principal amount of the Notes then Outstanding, (assuming that the Shares are valued at 90% of the average of the daily high and low for the ten trading days prior to April 1, 2001). The Company shall notify Noteholders of its intent to postpone the Maturity Date, at least 20 days prior to the issuance of the such Shares. This option may be exercised by the Company only if (i) the Shares remain listed on the New York Stock Exchange Inc.; (ii) appropriate stockholder approval is obtained; and,
         (iii) SSC's market capitalization exceeds U.S. $50,000,000. At the request of any Noteholder, the Company shall provide an officer's certificate signed by any two officers of the Company, certifying that the Shares to be issued pursuant to the Maturity Date postponement have been authorized and that their issuance to Noteholders has been approved by SSC shareholders.

                (B) If as a result of any change in, or amendment to, the laws or regulations of the U.S. or any political sub-division of, or any authority in, or of, the U.S. having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective after March 21, 1996, the Company has or will become obliged to pay additional amounts as provided or referred to in Condition 10 (and such amendment or change has been evidenced by the delivery by the Company to the Trustee (who shall, in the absence of manifest error, accept such certificate and opinion as sufficient evidence thereof) of (i) a certificate signed by two officers of the Company on behalf of the Company stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective), describing the facts leading thereto and stating that such obligation cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion in a form satisfactory to the Trustee of independent legal advisers of recognised standing to whom the Trustee shall have no reasonable objection to the effect that such amendment or change has occurred (irrespective of whether such amendment or change is then effective)), the Company may at its option, having given not less than 30 nor more than 60 calendar days' notice to the Noteholders in accordance with Condition 17 (which notice shall be irrevocable), redeem all the Notes but not some only, at their principal amount together with interest (if any) accrued to (but excluding) the date of redemption, provided that no notice of redemption shall be given earlier than 90 calendar days before the earliest date on which the Company would be required to pay such additional amounts were a payment in respect of the Notes then due.

                Upon expiry of any such notice period as is referred to in this Condition 9(B) (and subject as provided above), the Company shall be bound to redeem the Notes at their principal amount together with interest accrued to but excluding the redemption date.

                (C)   Redemption at the Option of Noteholders

                Any Noteholder may on or after a Cessation of Listing, by completing, signing and depositing at the specified office of any of the Paying Agents during normal business hours of such Agent at any time after notice of a Cessation of Listing has been given by the Company, a notice of redemption in the form (for the time being current) obtainable from any of the Paying Agents specifying a date for redemption together with the Bearer Note or the Registered Note, as the case may be, to be redeemed, require the Company to redeem in U.S. dollars all or some only of the Notes held by it at their principal amount, plus accrued interest to the date of redemption.

                Any such notice of redemption will be irrevocable unless its revocation is approved in writing by the Company not later than five days prior to the relevant date for redemption of the relevant Note and will bind the Company to redeem the Note to which such notice relates. Certificates for Registered Notes and Bearer Notes will not be returned to Noteholders except in the limited circumstances set out in the Agency Agreement. The Company shall notify Noteholders of a Cessation of Listing no later than five Business Days after its occurrence in accordance with Condition 17. For the purposes of this Condition 9(C) "Cessation of Listing" means the consolidation with or merger into any Person by SSC or the sale, lease, conveyance, transfer or other disposal by SSC of its property or assets as an entirety or substantially as an entirety to a Person and as a result of such transaction the Shares are no longer listed on the NYSE or an Alternative Stock Exchange.

                (D) Subject to applicable law, the Company, SSC or any of their Subsidiaries or Affiliates (as defined in the Trust Deed) may at any time purchase Notes together, in the case of Bearer Notes, with unmatured Coupons in any manner and at any price in the open market or by private treaty. If purchases are made by tender, tenders must be available to all Noteholders alike. Notes purchased by the Company, SSC or any of their Subsidiaries will forthwith be surrendered for cancellation and no longer be deemed Outstanding.

                (E) All Notes which are redeemed by the Company will forthwith be canceled (together with all relative unmatured Coupons attached to or surrendered with the Bearer Notes) and may not be reissued or resold.

         10. TAXATION. All payments or Shares issued in respect of the Notes by the Company or, as the case may be, SSC shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of the U.S. or any political sub-division of, or any authority in, or of, the U.S. having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event, the Company or, as the case may be, SSC will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction;

except that no additional amounts shall be payable in relation to any payment in respect of any Note or Coupon:

                  (A) to, or to a third party on behalf of, a holder who is liable for the Taxes in respect of the Note or Coupon by reason of his having some connection with the U.S. other than the mere holding of the Note or Coupon; and

                  (B) presented for payment more than 30 calendar days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 calendar days; or

                  (C) to, or to a third party on behalf of, a holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority.

                  As used herein, "Relevant Date" means the date on which the payment first becomes due but, if the full amount of the money payable has not been received in New York by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the Noteholders by the Company in accordance with Condition 17.

                  Any reference in these Terms and Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Deed.

         11.      ADDITIONAL COVENANTS

                  (A)      Undertakings by SSC

                  Whilst any Exchange Right remains exercisable, SSC will, save with the approval of an Extraordinary Resolution (as defined in the Trust Deed) or with the approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Noteholders to give such approval:

                         (i) at all times, provided SSC shareholder approval is
                  obtained on or before June 1, 2000, keep available for issuance free from any pre-emptive rights out of its authorised but unissued capital such number of Shares as would enable the Exchange Rights interest payments and all other rights of subscription and exchange for and exchange into Shares to be satisfied in full;

                         (ii) will not create or permit to subsist any Lien
                  relating to or over the shares of the Company, held or beneficially owned by SSC;

                         (iii) to the extent SSC and its counsel determine it is
                  required because an exemption from registration is not available, file with the Securities and Exchange Commission on or before June 30, 1996, and keep effective a Registration Statement on such form as SSC determines to be appropriate in respect of the registration of the Shares to be issued pursuant to the Exchange Rights to U.S. persons and any subsequent resale of such Shares to U.S. persons;

                         (iv)(a) to maintain a listing for all the issued Shares
                  on the NYSE, it being understood that if SSC is unable to obtain or maintain such listing of Shares to obtain and maintain a listing for all the Shares issued on the exercise of the Exchange Rights on any other stock exchanges or authorized for quotation on NASDAQ or by the National Quotation Bureau Incorporated (each an "Alternative Stock Exchange") as SSC may from time to time (with the written consent of the Trustee) determine and will forthwith give notice to the Noteholders in accordance with Condition 17 of the listing, de-listing or quotation or lack of quotation of the Shares as a class) by any such Alternative Stock Exchange; and

                               (b) procure that the Company maintains a listing
                  of the Notes on the Luxembourg Stock Exchange;

                         (v) not in any way modify the rights attaching to the
                  Shares with respect to voting, dividends or liquidation nor issue any class of equity share capital carrying any rights which are more favorable than such rights;

                         (vi) by June 1, 2000, obtain SSC shareholder approval
                  and authorization effect the following:

                               (a) increase the number of authorized Shares to XX,000,000 and,

                               (b) approve the Exchange Price for Shares at $1.50 per Share, subject to adjustment in the manner provided in Condition 8(C); and,

                         (vii) the 10% Senior Convertible Notes will not be
                  amended and will remain a debt obligation payable through the issuance of stock.

                  (B)    Undertakings by the Company


                  Whilst any Exchange Right remains exercisable, the Company will, save with the approval of an Extraordinary Resolution or with the approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Noteholders to give such approval:

                         (i) not incur any Indebtedness other than the Notes;

                         (ii) not create or permit to subsist any Lien or other
                  encumbrance or security interest over or otherwise dispose, sell or transfer its interest in the Sunshine Mine; and

                         (iii) maintain a listing for the Notes on the
                  Luxembourg Stock Exchange.

                  (C) For the purposes of this condition, "Sunshine Mine" means that certain real property location in Shoshone County, Idaho, known as the "Sunshine Mine", consisting of the ownership rights of the Company in the real property, together with the ownership rights of the Company in equipment, plant, machinery and other property located thereon and all patented and unpatented mining claims and interests therein owned by the Company.

         12.      PRESCRIPTION

         Bearer Notes and Coupons will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Notes or, as the case may be, the Coupons, subject to the provisions of Condition 7.

         Claims for the payment of principal and issuance of Shares based on accrued interest and other sums payable in respect to Registered Notes shall be prescribed unless made within 10 years (in the case of principal) and 5 years (in the case of interest) from the Relevant Date.

         13.      EVENTS OF DEFAULT

         The Trustee at its discretion may, and if so requested in writing by the Holders of at least one-quarter in principal amount of the Notes then Outstanding, or if so directed by an Extraordinary Resolution of the Noteholders shall, give notice to the Company that the Notes are and they shall accordingly thereby forthwith become, immediately due and repayable at their principal amount together with accrued interest (as provided in the Trust Deed) if any of the following events (each an "Event of Default") shall have occurred (unless
(i) such events are expressly permitted or contemplated by the Trust Deed or
(ii) such Event of Default has been remedied to the satisfaction of the Trustee):

                  (A) if default is made for a period of 5 Business Days or more in the payment of any principal or interest due in respect of the Notes or any of them; or

                  (B) if the Company or SSC fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Notes or the Trust Deed and (except where the Trustee shall have certified to the Company in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of 30 calendar days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Company or SSC, as the case may be, of notice requiring the same to be remedied; or

                  (C) if (i) any other Indebtedness of the Company, SSC or any Principal Subsidiary (as defined below) becomes due and repayable prior to its stated maturity by reason of an event of default (howsoever described) or (ii) any such Indebtedness is not paid when due or, as the case may be, within any applicable grace period (as originally provided) or (iii) the Company, SSC or any Principal Subsidiary fails to pay when due (or, as the case may be within any originally applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness of any Person or (iv) any security given by the Company, SSC or any Principal Subsidiary for any Indebtedness of any Person or any guarantee or indemnity of Indebtedness of any Person or any guarantee or indemnity of Indebtedness of any Person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant Indebtedness or any such guarantee or indemnity as aforesaid shall be due and payable, provided that in each such case the Indebtedness exceeds in the aggregate US $1,000,000 and in each such case such event continues unremedied for a period of 30 calendar days (or such longer period as the Trustee may in its sole discretion consent to in writing upon receipt of written notice from the Company or SSC); or

                  (D) if the Company, SSC or any Principal Subsidiary shall fail to pay its debts as such debts become due (except debts which the Company, SSC or such Principal Subsidiary, as the case may be) may contest in good faith generally or shall be declared or adjudicated by a competent court to be insolvent or bankrupt, consents to the entry of an order of relief against it in an involuntary bankruptcy case, shall enter into any assignment or other similar arrangement for the benefit of its creditors or consents to the appointment of a custodian (including, without limitation, a receiver, liquidator or trustee); or

                  (E) if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Company, SSC or any Principal Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against or an encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases it or he shall not be paid out or discharged within 90 otherwise calendar days (or such longer period as the Trustee may in its absolute discretion consent to in writing upon receipt of written notice from the Company or SSC); or

                  (F) if the Company, SSC or any Principal Subsidiary institutes proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking organization under the laws of the U.S. Federal Bankruptcy Code or any similar applicable U.S. Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they come due; or

                  (G) if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking the reorganisation of the Company under the U.S. Federal Bankruptcy Code or any other similar applicable U.S. Federal or State law, and such decree or order shall have continued undischarged or unstated for a period of 90 calendar days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 calendar days; or

                  (H) if a warranty, representation or other statement made by or on behalf of the Company or SSC contained in the Trust Deed, the Notes or any certificate or other agreement furnished in compliance with such documents is false in any material respect when made; or

                  (I) if SSC or its successor as permitted by Condition 3(C) ceases to own all of the issued and outstanding shares of the Company or shall at any time pledge, transfer, exchange or otherwise dispose of such shares; or

                  (J) if there is any final judgments or judgment for the payment of money exceeding in the aggregate US $1,000,000 outstanding against the Company, SSC or any Principal Subsidiary which has been outstanding for more than sixty (60) calendar days from the date of its entry and shall not have otherwise been discharged in full or stayed by appeal, bond or otherwise.

         Notwithstanding anything herein to the contrary, in the event that SCC fails to obtain shareholder authorization by June 1, 2000, of the items set out in Condition 11(A)(vi), the Trustee at its discretion may, and if so requested in writing by the Holders of at least one-quarter in principal amount of the Notes then Outstanding, or if so directed by an Extraordinary Resolution of the Noteholders shall, give notice to the Company and enforce the Super Remedy. The Super Remedy is either (i) the principal value of the Notes plus any accrued interest, or (ii) the exchange value of the Notes, whichever is greater.

         For the purposes of these Terms and Conditions:

                  (a) "Group" means SSC and all its Subsidiaries.

                  (b) "Indebtedness" of any person, means any present or future obligations, which shall include all obligations (i) which in accordance with the generally accepted accounting principles in the U.S., shall be classified upon the balance sheet of such person as liabilities, (ii) for borrowed money, (iii) which have been incurred in connection with the acquisition of any property (including without limitation, all obligations evidenced by any indenture, bond, note, commercial paper or other similar security, but excluding, in any case, obligations arising from the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, (iv) obligations secured by any Lien existing on property owned even though such person has not assumed or become liable for the payment of such obligations, (v) obligations created or arising under conditional sale or other title retention agreement with respect to property acquired by such person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such property, (vi) for capitalised leases, (vii) for all guarantees whether or not reflected in the balance sheet of such person, and (viii) all reimbursement and other payment obligations (whether contingent mature or otherwise) of such person in respect of acceptance or documentary credit. Notwithstanding the foregoing, Indebtedness shall not include (i) Indebtedness incidental to the operation of the business of the Person in the ordinary course and in the aggregate not material to the business and operations of the Person and (ii) Indebtedness represented by purchase, rental or lease obligations which would cause the direct or contingent liabilities of the Person and its Subsidiaries, on a consolidated basis, in respect of all such obligations, not to exceed US $1,000,000 in any period of 12 months.

                  (c) a "Principal Subsidiary" at any time means a Subsidiary of the Company or SSC:

                         (A) whose gross assets represent 15 percent or more of
                  the consolidated gross assets of the Group as calculated by reference to the then latest audited financial statements of the Group; or

                         (B) to which is transferred all or substantially all of
                  the business, undertaking and assets of a Subsidiary of the Company or SSC which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (B) (but without prejudice to the provisions of sub-paragraph (A) above), upon publication of its next audited financial statements;

         all as more fully defined in the Trust Deed.

                  A report by the Auditors that in their opinion a Subsidiary of the Company or SSC is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties; and

                  (d) "Subsidiary" means any corporation of which at least a majority of the shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is directly or indirectly owned or controlled by any one of or any combinations of the Company, SSC or one or more of the Principal Subsidiaries.

                  (e) "Lien" means any mortgage, pledge, security interest, lien, charge or other encumbrance, but shall not include any of the foregoing types of encumbrances that are incidental to the conduct of the business of the Company, SSC or any of its Subsidiaries or the ownership of property and assets of any of them including (i) pledges or deposits made to secure obligations of the Company, SSC or any of its Subsidiaries under the workmen's compensation laws or similar legislation; (ii) liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, vendors', repairments', governmental (Federal, state or municipal) liens arising out of contracts for the purchase or lease of products of the Company, SSC or a Subsidiary, and deposits or pledges to obtain the release of any of the foregoing liens; (iii) liens created by or resulting from any litigation or legal proceedings currently being contested in good faith by appropriate proceedings; (iv) leases made or existing on property entered into in the ordinary course of business of the Company, SSC or one of its Subsidiaries; (v) landlords' liens under leases of property to which the Company, SSC or one of its Subsidiaries is a party; (vi) zoning restrictions, easements, licenses or restrictions on the use of property or minor irregularities in the title thereto; (vii) deposits in connection with bids, tenders, contracts (other than the repayment of money) to which the Company, SSC or one of its Subsidiaries is a party; (viii) deposits to secure public or statutory obligations of the Company, SSC or one of its

         Subsidiaries; (ix) deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters; (x) deposits or cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company, SSC or any of its Subsidiaries is a party; and, (xi) liens for tax or assessments or government charges or levies not yet due or delinquent or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings.

                  (f) "Consolidated Net Worth" means at any time, the total consolidated stockholders' equity determined on a consolidated basis in accordance with the U.S. generally accepted accounting principles, plus there shall be added thereto when determined with respect to SSC and its Subsidiaries (or any successor entity thereof) (i) the principal amount of the Notes then outstanding, (ii) if not otherwise included, the book value of any mandatorily redeemable preferred stock, except for the aggregate liquidation preference of any portion thereof which has a stated Maturity Date or a mandatory redemption requirement due on or prior to the final Maturity Date of the Notes, (iii) if not otherwise included, the book value of any shares of preferred stock then outstanding mandatorily redeemable for shares of Common Stock, and
         (iv) the principal amount of any other convertible subordinated Indebtedness then outstanding, or the principal amount of any portion of any such convertible subordinated Indebtedness, except for the principal amount which has a stated Maturity Date or mandatory redemption requirement due on or prior to the final Maturity Date of the Notes.

         14.      ENFORCEMENT

         The Trustee may at any time, at its discretion and with prior written notice to the Company and SSC, take such proceedings against the Company or SSC as it may think fit to enforce the provisions of the Trust Deed, the Notes and the Coupons or the Guarantee but it shall not be bound to take any proceedings or any other action in relation to the Trust Deed, the Notes or the Coupons or the Guarantee unless (a) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in principal amount of the Notes then Outstanding, and (b) it shall have been indemnified to its satisfaction. No Noteholder or Couponholders shall be entitled to proceed directly against the Company unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and such failure shall be continuing.

         15.      SUBSTITUTION

         The Trustee may, without the consent of the Noteholders or Couponholders, agree with the Company to the substitution in place of the Company (or of any previous substitute under this Condition) as the principal debtor under the Notes, the Coupons and the Trust

Deed of any Subsidiary or holding company (being a corporation holding (directly or indirectly) at least a majority of shares of stock having by the terms ordinary voting power to elect a majority of the board of directors of the Company (or such previous substitute) (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency)) of the Company or any Subsidiary of such holding company, subject to (a) the Notes continuing to be unconditionally and irrevocably guaranteed by SSC and exchangeable into Shares of SSC, (b) the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution, and (c) certain other conditions set out in the Trust Deed being complied with.

         16.      REPLACEMENT OF NOTES AND COUPONS

         Should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Paying Agent in London, in the case of Bearer Notes or Coupons, or the Registrar, in the case of Registered Notes, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence indemnity and security as the Company may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

         17.      NOTICES

                  (A) Notices to holders of Registered Notes will be mailed to them at the respective addresses in the Register and deemed to have been given on the fourth Business Day after the date of mailing, provided that, if at any time by reason of suspension or curtailment (or except suspension or curtailment) of postal services within the U.S. or elsewhere the Company is unable effectively to give notice to holders of Registered Notes through the post, notices to holders of Registered Notes will be valid if given in the same manner as other notices as set forth below.

                  (B) Notices to all the Noteholders will be valid if published in a leading English language daily newspaper published in London or such other English language daily newspaper with general circulation in Europe as the Trustee may approve (which is expected to be the Financial Times) and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that Exchange require, in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Any notice shall be deemed to have been given on the date of publication or, if so published more than once, on the date of the first publication. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

                  (C) Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition.

         18.      MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER AND
                  AUTHORISATION

                  (A) An Extraordinary Resolution, to be passed, shall require the approval of Noteholders holding a clear majority in principal amount of the Notes for the time being Outstanding. An Extraordinary Resolution may be passed by written consent of Noteholders holding a clear majority in principal amount of the Notes for the time being Outstanding, or by convening a meeting of the Noteholders with one or more persons present holding or representing a clear majority of the Notes for the time being Outstanding, or at any adjourned such meeting, one or more person present, whatever the principal amount of the Notes held or represented by him or them. An Extraordinary Resolution once passed will be binding on all Noteholders and on all Couponholders.

                  (B) The Trustee may agree, without the consent of the Noteholders or Couponholders, to any modification (subject to certain exceptions) of, or to the waiver or authorisation of any breach or proposed breach of, any of these Conditions or any of the provisions of the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders or to any modification which is of a formal, minor or technical nature or to correct a manifest error.

                  (C) In connection with the exercise by it of any of its trusts, powers, authorities or discretions (including, without limitation, any modification, waiver, authorisation or substitution), the Trustee shall have regard to the interests of the Noteholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Noteholders and Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholders be entitled to claim, from the Company, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 10 and/or any undertaking given in addition to, or in substitution for, Condition 10 pursuant to the Trust Deed.

                  (D) Any modification, waiver or authorisation shall be binding on the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, any modification shall be notified by the Company to the Noteholders as soon as practicable thereafter in accordance with Condition 17.

         19.      INDEMNIFICATION OF THE TRUSTEE

         The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

         20.      GOVERNING LAW

         The Trust Deed, the Agency Agreement, the Notes and the Coupons are governed by, and will be construed in accordance with, English law. In relation to any legal action or proceedings arising out of or in connection with the Trust Deed, the Agency Agreement, the Notes, the Coupons or the Guarantee, the Company and SSC have irrevocably submitted to the jurisdiction of the Courts of England and in relation thereto have appointed The Law Debenture Trust Corporation plc, now at Princes House, 95 Gresham Street, London EC2 V7LY as its agent for service of process in England.



PRINCIPAL PAYING, EXCHANGE AND TRANSFER AGENT

HSBC Bank plc
Mariner House
Pepys Street
London EC3 N4DA

PAYING, EXCHANGE AND TRANSFER AGENT

Banque Generale du Luxembourg, S.A.
50 Avenue J.F. Kennedy
L-2951 Luxembourg

REGISTRAR

HSBC Bank USA
140 Broadway
New York, New York 10005-1180
U.S.A.

                                  EXECUTED AND DELIVERED AS A DEED BY
                                  SUNSHINE PRECIOUS METALS



                                  By:
                                     -----------------------------------------
                                  NAME:  WILLIAM DAVIES
                                  TITLE: AUTHORISED OFFICER


                                  EXECUTED AND DELIVERED AS A DEED BY
                                  SUNSHINE MINING AND DEFINING COMPANY



                                  BY:
                                     -----------------------------------------
                                  NAME:  WILLIAM DAVIES
                                  TITLE: AUTHORISED OFFICER

                                  Executed and Delivered as a Deed by
                                  HSBC Bank USA



                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------

                        TERMS AND CONDITIONS OF THE NOTES

    The following, save for the paragraphs in italics, is the text of the terms and conditions of the Notes which will be endorsed on each Note in definitive form:

    The U.S.$30,000,000 8 percent Senior Exchangeable Notes due 2000 (the "Notes") of Sunshine Precious Metals, Inc. (the "Company") are constituted by a trust deed dated March 21, 1996 (the "Trust Deed", which expression shall wherever the context so admits include any deed supplemental thereto) made between the Company, Sunshine Mining and Refining Company ("SSC", which shall include for all purposes hereof any successor corporation created pursuant to the Merger) and Marine Midland Bank (the "Trustee", which expression shall include all persons for the time being the trustee or trustees under the Trust
Deed) as trustee for the holders of the Notes (the "Noteholders"). The issue of the Notes was authorised by a written resolution of the board of directors of the Company adopted on February 27, 1996. The giving of the guarantee by SSC (the "Guarantee") was authorised by a resolution of the board of directors of SSC adopted on February 27, 1996. Application has been made to list the Notes on the Luxembourg Stock Exchange.

    The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed. Copies of the Trust Deed and of an agency agreement dated March 21, 1996 (the "Agency Agreement") made between the Company, SSC, Midland Bank plc, as principal paying, exchange and transfer agent (the "Principal Paying Agent", "Principal Exchange Agent" and "Principal Transfer Agent", respectively, which expressions shall include any successors), the other paying, exchange and transfer agents named therein (together with the Principal Paying Agent, the "Paying Agents", together with the Principal Exchange Agent, the "Exchange Agents" and together with the Principal Transfer Agent, the "Transfer Agent", respectively, which expression shall include any additional or successor paying agents, exchange agents or transfer agents, as the case may be), the registrar referred to below (the "Registrar," which expression shall include any successor registrar) and the Trustee are available for inspection during normal business hours by the Noteholders and the holders of the interest coupons appertaining to the Notes in bearer form (respectively, the "Couponholders" and the "Coupons"), at the registered office for the time being of the Trustee, being at the date of issue of the Notes at 140 Broadway, New York, New York 10005-1180, USA and at the specified office of each of the Paying Agents and the Registrar. The Noteholders and the Couponholders are entitled to the benefit of, and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement.

1. FORM, DENOMINATIONS AND TITLE

    (A) The Notes are either in bearer form ("Bearer Notes"), serially numbered, in denominations of U.S.$1,000 and U.S.$10,000 each with Coupons attached on issue, or in registered form ("Registered Notes"), in principal amounts of U.S.$1,000 or integral multiples thereof ("Authorised Denominations") without Coupons attached. Bearer Notes of one denomination may not be exchanged for Bearer Notes of the other denomination.

    (B) Title to the Bearer Notes and to the Coupons will pass by delivery. Title to the Registered Notes will pass by transfer and registration as described in these Terms and Conditions and the Agency Agreement. The Company, any Paying Agent or Exchange Agent and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Bearer Note and the holder of any Coupon as the absolute owner thereof for all purposes (whether or not the Bearer Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Bearer Note or Coupon or any notice of previous loss or theft of the Bearer Note or Coupon). In these conditions, (in relation to a Note) "Noteholder" and (in relation to a Note or Coupon) "Holder" means the bearer of any Bearer Note or Coupon (as the case may be) or the person in whose name a Registered Note is registered, as the case may be.

    The Bearer Notes will be represented initially by a temporary global note (the "Global Note"), without interest coupons, which will be deposited with a common depository (the "Common Depository") and held on behalf of Morgan Guaranty Trust Company of New York, as operator of the Euroclear System ("Euroclear"), and Cedel Bank, societe anonyme ("Cedel") for credit to the accounts designated by the Noteholders at Euroclear and Cedel. The Company undertakes to make definitive Bearer Notes available for exchange for the Global Note, in whole or in part, on or after May 1, 1996.

    Definitive Bearer Notes will only be delivered upon issuance following certification that the holder of such Bearer Notes is not a U.S. person (as defined in Regulation S under the Securities Act of 1993, as amended) (a "U.S. person").

    The Registered Notes will be issued in definitive registered form and delivered on or about the Closing Date to the Lead Managers for the account of the subscribers thereof as specified by the Lead Managers upon certification that (i) the holders of the relevant Registered Notes are not U.S. persons and
(ii) the proposed holder of the relevant Registered Notes (a) is not, nor is it a nominee for, Euroclear or Cedel or any other person providing a clearance service within Section 96 of the Finance Act 1986 of the United Kingdom and (b) is not, nor is it a nominee or agent for, a person whose business is or includes issuing depository receipts within Section 93 of the Finance Act 1986 of the United Kingdom.

    In addition to other legends required by the Securities Act, the Notes and any Coupons will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the United States Internal Revenue Code of 1986, as amended."

2. STATUS

    (A) The Notes and any Coupons are direct, unconditional and unsecured obligations of the Company and rank and will rank pari passu, without any preference among themselves, and such obligations will rank senior to all other outstanding unsecured and subordinated obligations of the Company, present and future, but, in the event of bankruptcy or insolvency of the Company, only to the extent permitted by the applicable laws relating to creditors' rights.

    (B) SSC has, in the Trust Deed, unconditionally and irrevocably guaranteed the due and punctual payment of the principal of and interest on the Notes as and when the same shall become due and payable together with any additional amounts payable pursuant to Condition 10 and all other moneys payable under the Trust Deed. The obligations of SSC under the terms of the Guarantee constitute direct, unconditional and unsecured obligations of SSC and such obligations rank and will rank senior to all other outstanding unsecured and subordinated obligations of SSC present and future (including, without limitation, the Convertible Subordinated Reset Debentures due July 15, 2008 issued by SSC) but, in the event of bankruptcy or insolvency of SSC, only to the extent permitted by applicable laws relating to creditors' rights.

3. COVENANTS

    (A) So long as any Note remains Outstanding (as defined in the Trust Deed), the Company will not create or permit to subsist any Lien (as defined below) or create, assume or guarantee any Indebtedness (as defined below).

    (B) The Company will not merge or consolidate with or sell, convey or otherwise dispose of all, or substantially all of its assets to any other corporation, partnership or other legal entity unless (i)(A) the Company shall be the surviving corporation, partnership or other legal entity in the case of a merger or (B)(I) the surviving, resulting or transferee corporation, partnership or other legal entity ("the successor corporation") shall expressly assume the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and due and punctual performance of all of the covenants and obligations of the Company under the Notes and (II) if the successor corporation is not organised under the laws of the U.S. or any State thereof or the District of Columbia, it shall agree to indemnify and hold harmless the holder of each Note or Coupon against the then existing or future tax, assessment or governmental charge imposed on such holder by a jurisdiction other than the U.S. or any political subdivision or taxing authority thereof or therein with respect to and withheld on the making of, any payment of principal of or interest on such Note which would not have been so imposed and withheld had such merger, consolidation, sale or conveyance not been made and any tax, assessment or governmental charge imposed on or relating to, and any costs and expenses involved in such merger, consolidation, sale or conveyance and (ii) the Company or such successor corporation, as the case may be, shall not immediately after such merger, consolidation, sale or conveyance be in default in the performance of any covenants or obligations of the Company under the Notes.

    (C) Without prejudice to the provisions of Condition 8(F), SSC may not merge or consolidate with or sell, convey or otherwise dispose of all, or substantially all of its assets to any other corporation, partnership or other legal entity unless (A) SSC shall be the surviving corporation, partnership or other legal entity in the case of a merger or (B)(I) the successor corporation, partnership or other legal entity shall expressly assume the obligations of SSC under the Trust Deed and (II) the successor corporation, partnership or other legal entity (together with its subsidiaries, if any) on a consolidated basis shall have a Consolidated Net Worth (as defined below) following the transaction equal to or greater than the Consolidated Net Worth of SSC before the transaction.

    (D) Upon any merger, consolidation, sale or conveyance as provided above, the successor or surviving corporation shall succeed to and be substituted for and may exercise every right and power of and be subject to all of the obligations of the Company under the Notes or SSC under the Trust Deed referred to in Condition 2(B), as the case may be, with the same effect as if the successor or surviving corporation had been named as the Company or SSC therein and herein and the Company or SSC, as the case may be, shall be released from its liability as obligor under the Notes and/or the Trust Deed.

4. REGISTRATION

    The Company will cause to be kept at the specified office of the Registrar a register (the "Register") on which shall be entered the names and addresses of the holders of the Registered Notes and the particulars of the Registered Notes held by them and of all transfers of Registered Notes and exchanges of Registered Notes. Holders of Registered Notes will be entitled to receive only one Registered Note in respect of their holding.

5. EXCHANGE BETWEEN BEARER AND REGISTERED NOTES

    (A) Exchange of Bearer Notes for Registered Notes. At the option of the holder thereof upon presentation, at any time on or after May 1, 1996 (the "Request Date"), of a duly completed and signed request for exchange in the form for the time being currently obtainable from the specified office of the Registrar or a Transfer Agent (a "Registration Request") together with the relevant Bearer Note, subject to the terms of the Agency Agreement and to Conditions 5(E) and 5(F), Bearer Notes are exchangeable for the same aggregate principal amount of Registered Notes provided that (save as provided below) all unmatured Coupons relating thereto are attached thereto or are surrendered therewith. Bearer Notes surrendered in exchange for Registered Notes from and including the Record Date (as defined below) in respect of any Interest Payment Date (as defined below) up to and including such Interest Payment Date will not be required to be surrendered with the Coupon relating to the interest payable on such Interest Payment Date. Interest on a Registered Note issued in exchange will accrue as from the immediately preceding Interest Payment Date or, if none, the Closing Date (as defined below), except where issued in respect of a Bearer Note surrendered during the period from and including the Record Date in respect of an Interest Payment Date up to and including such Interest Payment Date, in which event interest shall accrue as from such last-mentioned Interest Payment Date. Bearer Notes may only be surrendered in exchange for Registered Notes at the specified office of the Registrar or of a Transfer Agent.

    The Registrar or the relevant Transfer Agent will within three Business Days (as defined below) of the presentation of any Registration Request together with the relevant Bearer Note deliver a Registered Note to the Noteholder at its specified office, or (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail at the expense of the Noteholder), mail the Registered Note by uninsured mail to such address as the Noteholder may request. A Noteholder will receive only one Registered Note for all of the Bearer Notes which are the subject of a single Registration Request.

    (B) Exchange of Registered Notes for Bearer Notes. At the option of the holder thereof, upon presentation at any time on or after the Request Date, of a duly completed and signed request for exchange in the form for the time being obtainable from the specified office of the Registrar or a Transfer Agent (a "Bearer Request") together with the relevant Registered Note, subject to the terms of the Agency Agreement and to Conditions 5(E) and 5(F), Registered Notes are exchangeable in whole or in part in an Authorised Denomination for the same aggregate principal amount of Bearer Notes. Interest on a Registered Note surrendered for exchange will cease to accrue as from the Interest Payment Date immediately preceding the date of surrender or, if none, the Closing Date, except where the date of surrender falls during any period from and including the Record Date in respect of an Interest Payment Date up to and including such Interest Payment Date, in which event interest will cease to accrue as from such last-mentioned Interest Payment Date. Registered Notes may only be surrendered in exchange for Bearer Notes at the specified office of the Registrar or a Transfer Agent.

    The Registrar or the relevant Transfer Agent will within three Business Days of the presentation of any Bearer Request together with the relevant Registered Note deliver the Bearer Note or Bearer Notes requested together with all Coupons in respect of all Interest Payment Dates after the date of presentation (other than the Coupon in respect of the next Interest Payment Date after the date of presentation in the case of a Registered Note presented for exchange during any period from and including the Record Date in respect of such Interest Payment Date and up to and including such Interest Payment Date) and, in the case of exchange of part only of a Registered Note, a Registered Note for the balance after such exchange, in each case at the specified office of the Registrar or the relevant Transfer Agent, or (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail, at the expense of the Noteholder) mail the Bearer Note or Bearer Notes together with all Coupons as aforesaid and any such Registered Note by uninsured mail to such address as the Noteholder may request.

    (C) Transfer of Registered Notes. Registered Notes, may, subject to the terms of the Agency Agreement and to Conditions 5(E) and 5(F) be transferred in whole or in part in an Authorised Denomination by lodging the relevant Registered Note (with the application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or a Transfer Agent. No transfer of a Registered Note will be valid unless and until entered on the Register. A Registered Note may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

    The Registrar or the relevant Transfer Agent will within three Business Days of any duly made application for the transfer of a Registered Note deliver a Registered Note to the transferee (and, in the case of a transfer of part only of a Registered Note, deliver a Registered Note for the untransferred balance to the transferor), at the specified office of the Registrar or the relevant Transfer Agent, or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Registered Note by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

    (D) Formalities Free of Charge. Such exchange or transfer will be effected without charge subject to (i) the person making such request for exchange or such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges payable in connection therewith, (ii) the Registrar or the relevant Transfer Agent (in the case of exchange of Registered Notes for Bearer Notes or the transfer of Registered Notes) being satisfied with the documents of title and/or identity of the person making the request or application and (iii) such reasonable regulations as the Company may from time to time agree with the Registrar. The exchange of Bearer Notes for Registered Notes and Registered Notes for Bearer Notes will be subject to the provisions of all applicable fiscal or other laws and regulations in effect at the time of such exchange.

    (E) Closed Periods. Neither the Company, the Registrar, nor any Transfer Agent will be required (i) to register the transfer of any Registered Note, (ii) to exchange any Bearer Note for a Registered Note or (iii) to exchange any Registered Note (or part thereof) for a Bearer Note (a) during the period of seven calendar days immediately prior to March 21, 2000, or any earlier date fixed for redemption of the Notes pursuant to Condition 9, (b) in respect of which an Exchange Notice (as defined below) has been delivered in accordance with Condition 8 or (c) in respect of which the Trustee or the Company have exercised Exchange Rights under Condition 8(D) or 8(E), as the case may be. A Bearer Note or Registered Note called for redemption may, however, be exchanged for a Registered Note or Bearer Note, as the case may be, which is simultaneously surrendered not later than the relevant Record Date.

    (F) Certification of Non-U.S. Person Status. Neither the Company nor the Registrar will be required to register the transfer of any Registered Note prior to the Request Date unless the transferee provides written certification that such transferee is not a U.S. person or unless the transfer of the Registered Notes is exempt from the registration under the Securities Act and any applicable state securities laws. In addition, the transferee of a Registered Note will be required to complete certain documentation to ensure the Company's compliance with U.S. federal income tax laws.

6. INTEREST AND ADDITIONAL INTEREST

    (A) The Notes bear interest from (and including) March 21, 1996 (the "Closing Date") at the rate of 8 percent per annum, payable semi-annually in arrears on March 21 and September 21 in each year (each an "Interest Payment Date"), the first such payment to be made on September 21, 1996 in respect of the period from (and including) the Closing Date to (but excluding) September 21, 1996 and will amount to U.S.$40.00 per U.S.$1,000 principal amount of the Notes.

    Each Note will cease to bear interest (i) from its due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of such payment, in which event interest shall continue to accrue as provided in the Trust Deed and (ii) where the Exchange Right (as defined below) shall have been exercised, or the Trustee or the Company shall have exercised Exchange Rights pursuant to Conditions 8(D) and 8(E), respectively, from the Interest Payment Date last preceding the relevant Exchange Date or, if the Notes are exchanged before the first Interest Payment Date, since the Closing Date.

    When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

    (B) In the event that during the period commencing on the fortieth calendar day after the Closing Date and ending on the third anniversary of the Closing Date (the "Anniversary Date") there is not any period consisting of forty-five consecutive Stock Exchange

Business Days (as defined below) during which on each such Stock Exchange Business Day the Current Market Price (as defined below) of the Shares (as defined below) is equal to or greater than 133 percent of the Exchange Price in effect for the Shares on each such Stock Exchange Business Day, the Company shall, no later than five Business Days after the Anniversary Date at its option, either:

        (i) pay to each Noteholder a one time additional payment on the Notes equal to 22.5 percent (the "Additional Amount") of the principal amount of Notes held by such Noteholder; or

        (ii) procure the issue by SSC to such Noteholder of Shares which have an average Current Market Price per Share for the previous ten Stock Exchange Business Days preceding the Anniversary Date equal to the Additional Amount.

    In the event an Additional Amount is to be paid or Shares are to be issued in lieu thereof, notice shall be given by the Trustee to the Noteholders in accordance with Condition 17(B) and, so long as the Notes are listed on the Luxembourg Stock Exchange, to the Luxembourg Stock Exchange two Business Days after the Anniversary Date, and the Trustee shall also calculate the Additional Amount or number of Shares due and owing. The number of Shares to be issued shall be made available by SSC to the Trustee and/or the Transfer Agent in Luxembourg and shall be rounded down to the nearest whole number. Receipt of the Additional Amount or Shares will be made upon presentation of a Bearer Note to a Paying Agent, which Note shall be stamped to reflect such payment or issuance, or, in the case of Registered Notes, to the Holders shown on the Register on the Anniversary Date.

7. PAYMENTS

    Payments of principal in respect of each Bearer Note and any additional interest payable under Condition 6(B) and any net proceeds payable under Conditions 8(D) or 8(E) will only be made, in the case of Bearer Notes, against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Bearer Note at the specified office of any of the Paying Agents or in the case of Registered Notes, to the persons shown on the Register at the close of business seven Business Days prior to the relevant payment date (the "Record Date") and subject to surrender of the Registered Notes at the specified office of the Registrar or any Transfer Agent. Payments of interest due on the Bearer Notes on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupons, at the specified office of any of the Paying Agents or, in the case of Registered Notes, to the persons shown on the Register at the close of business on the Record Date. Each such payment and any payment of the net proceeds of the sale of Shares pursuant to Conditions 8(D) or 8(E) will be made at the specified office of any Paying Agent, at the option of the holder, by U.S. dollar cheque drawn on, or by transfer to a U.S. dollar account maintained by the payee with, a bank in London, England and in the case of Registered Notes, by U.S. dollar cheque drawn on a bank in London, England and mailed, not later than the due date for payment (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) to the holder or to the first named of joint holders of the relevant Registered Notes at his registered address outside the United States and its possessions or in accordance with mandate instructions acceptable to the Registrar, subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 12.

    Each Bearer Note should be presented for redemption together with all unmatured Coupons relating to such Note, failing which the full amount of any missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupons which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of such missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 10) in respect of the relevant Note (whether or not such Coupon would otherwise have become void pursuant to Condition 12), or, if later, five years after the date on which such Coupon would have become due, but not thereafter.

    A holder shall be entitled to present a Bearer Note or Coupon for payment only on a Presentation Date and shall not be entitled to any further interest or other payment if a Presentation Date is after the due date.

    "Presentation Date" means a day which (subject to Condition 12):

    (a) is or falls after the relevant due date but, if the due date is not or was not a Business Day in New York, is or falls after the next following such Business Day; and

    (b) is a Business Day in the place of the specified office of the Paying Agent at which the Bearer Note or Coupon is presented for payment and, in the case of payment by transfer to a U.S. dollar account in London as referred to above, in London.

    "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York, are authorised or obliged by law, regulation or executive order to close and, as the context may require, the day on which commercial banks are open for business in the relevant place of presentation or payment.

    When making payments to Noteholders or Couponholders, fractions of one cent will be rounded down to the nearest whole cent.

    The names of the initial Paying Agents, Exchange Agents and Transfer Agents and Registrar and their initial specified offices are set out at the end of the "Terms and Conditions of the Notes". The Company reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Paying Agent, Exchange Agent or the Registrar and to appoint additional or other Paying Agents, Exchange Agents or Registrar, provided that it will at all times maintain (i) at least two Paying Agents, two Exchange Agents and two Transfer Agents having specified offices in separate European cities approved by the Trustee, one of which, so long as the Notes are listed on the Luxembourg Stock Exchange, shall be Luxembourg or such other place as the rules of the Luxembourg Stock Exchange may approve and one of which shall be in London and (ii) a Registrar with a specified office in New York. Notice of any termination or appointment and of any changes in specified offices will be given to the Noteholders promptly by the Company in accordance with Condition 17.

8. EXCHANGE

    (A) Exchange Period and Price

        (i) Noteholders have the right, subject as provided herein and to any applicable laws and regulations, to require SSC to exchange all or any of their Notes at their principal amount in exchange for Shares at any time during the Exchange Period referred to below. The right of a Noteholder to exchange any Note into Shares is hereinafter called the "Exchange Right." Upon exchange, the right of the exchanging Noteholder to repayment of the principal amount of the Note to be exchanged (and, subject as provided in Condition 8(B)(iv), accrued interest thereon) shall be extinguished and released, and in consideration and in exchange therefor SSC shall allot and issue Shares credited as paid up in full as provided in this Condition 8. Subject to and upon compliance with the provisions of these Conditions, the Exchange Right attaching to any Note may be exercised, at the option of the holder thereof, at any time on and after the Request Date up to the close of business on the second Business Day preceding March 21, 2000 (but in no event thereafter) or, if such Note shall have been called for redemption pursuant to Condition 9(B) on the date seven calendar days prior to the date fixed for redemption thereof (the "Exchange Period").

        The number of Shares to be issued on exchange of a Note will be determined by dividing the principal amount of the Note to be exchanged (or, in the case of exchange of part only of the principal amount of the relevant Note, the principal amount thereof being exchanged) by the Exchange Price (as defined below) in effect on the Exchange Date, with the result being rounded down to the nearest whole number.

        (ii) An Exchange Right may only be exercised in respect of an authorised denomination of Notes. If more than one Note is exchanged at any one time by the same holder, the number of Shares to be issued upon such exchange will be calculated on the basis of the aggregate principal amount of the Notes to be exchanged. Fractions of Shares will not be issued on exchange and no cash adjustments will be made in respect thereof.

        (iii) The price at which Shares will be issued upon exchange (the "Exchange Price") will initially be U.S.$1.4375 per Share but will be subject to adjustment in the manner provided in Condition 8(C).

        (iv) In the event that the Exchange Price in effect on the first anniversary of the Merger (the "Reset Date") is greater than the average Current Market Price of the Common Stock for the 90 Stock Exchange Business Days immediately preceding the Reset Date (the "Reset Exchange Price"), the Exchange Price shall be adjusted by the Company to equal the Reset Exchange Price, save that if the Reset Exchange Price would be less than U.S.$1.00 per Share, the adjusted Exchange Price shall be U.S.$1.00. (provided, however, that this minimum Exchange Price of U.S.$1.00 per Share shall be subject to adjustment pursuant to Condition 8(C)).

    Notice of any reset of the Exchange Price shall be given by the Trustee in accordance with Condition 17 within ten Business Days of the Reset Date.

        (v) Notwithstanding the provisions of paragraph (i) of this Condition 8(A), if the Company shall default in making payment in full in respect of any Note which shall have been called for redemption prior to March 21, 2000 on the date fixed for redemption thereof, the Exchange Right attaching to such Note will continue to be exercisable (unless already exercised by the Trustee pursuant to Condition 8(D) or by the Company pursuant to Condition 8(E)) up to, and including the close of business (at the place where the
    Note is deposited in connection with the exercise of the Exchange Right), on the date upon which the full amount of the moneys payable in respect on such Note has been duly received by the Trustee or the Principal Paying Agent or, if earlier, March 21, 2000.

        (vi) As used in these Conditions, the expression "Shares" means common stock, par value U.S.$0.01, of SSC or its survivor by reason of the Merger (and all other (if any) shares or stock resulting from any sub-division, consolidation or re-classification of such shares).

        (vii) In the case of a Bearer Note, an Exchange Right may only be exercised in respect of the total principal amount of such Bearer Note and, in the case of a Registered Note an Exchange Right may only be exercised in respect of an Authorised Denomination. Where an Exchange Right is exercised in respect of part only of a Registered Note, the old Registered Note shall be cancelled and a new Registered Note for the balance thereof shall be issued in lieu thereof without charge but upon payment by the holder of any taxes, duties and other governmental charges payable in connection therewith and the Registrar will within seven Business Days of the relevant Exchange Date deliver such new Registered Note to the Noteholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail, at the expense of the Noteholder) mail the new Registered Note by uninsured mail to such address as the Noteholder may request.

    In the case of a Registered Note, an Exchange Right may not be exercised by the Noteholder during the period commencing on the Record Date in respect of any payment and ending on the due date for such payment (both days inclusive).

    (B) Procedure for Exchange

        (i) To exercise the Exchange Right attaching to any Note, the holder thereof must complete, execute and deposit at his own expense during normal business hours at the specified office of the Principal Exchange Agent or any of the other Exchange Agents or, in the case of a Registered Note, the Registrar, a notice of exchange (an "Exchange Notice") in duplicate in the form (for the time being current) obtainable from the specified office of each Exchange Agent, together with the relevant Note and any amount to be paid by the Noteholder pursuant to this Condition 8(B)(i).

        The exchange date in respect of a Note (the "Exchange Date") must fall at a time when the Exchange Right attaching to that Note is expressed in these Conditions to be exercisable and will be deemed to be the Business Day immediately following the date of the surrender of the Note and delivery of such Exchange Notice and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Exchange Right or, in the case of an automatic exchange on redemption pursuant to Condition 8(D), the relevant redemption date. An Exchange Notice once delivered shall be irrevocable. "Stock Exchange Business Day" means any day (other than a Saturday or Sunday) on which The New York Stock Exchange, Inc. (the "NYSE") or the Alternative Stock Exchange (as defined in Condition 11(A)(v)(a)), as the case may be, is open for business.

        A Noteholder or the Trustee delivering a Note for exchange must pay (in the case of the Trustee, by way of deduction from the net proceeds of sale referred to in Condition 8(D)) any taxes and capital, stamp, issue and registration duties arising on exchange (other than any taxes or capital, or stamp duties payable in the U.S. or in the place of the Alternative Stock Exchange, as the case may be, by SSC in respect of the allotment and issue of Shares and listing of the Shares on exchange) and such Noteholder or the Trustee (as the case may be) must pay (in the case of the Trustee, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes arising by reference to any disposal or deemed disposal of a Note in connection with such exchange.

        Until such time as SSC shall have either, to the satisfaction of the Trustee, complied with its obligations under or made the determination referred to in Condition 11(A)(iii), a Noteholder or the Trustee delivering a Note for exchange on behalf of a Noteholder must either (i) provide a written certification that the Noteholder is not a U.S. person, that the
    Note is not being exchanged on behalf of a U.S. person, and that such persons are located outside the U.S., acquired the Notes to be exchanged outside the U.S., and are not affiliates of SSC or persons acting on behalf of an affiliate of SSC; or (ii) provide a written opinion of U.S. legal counsel, in form and substance acceptable to SSC, to the effect that the exchange of the Note for Shares is exempt from registration under the Securities Act and any applicable state securities law.

        (ii) As soon as practicable, and in any event not later than 14 calendar days after the Exchange Date, SSC will in the case of Notes exchanged on exercise of the Exchange Right, whether by the Noteholder or by the Trustee, or a Note being exchanged in accordance with Condition 8(E) and in respect of which an Exchange Notice has been delivered and the relevant Note and amounts payable by the relevant Noteholder, or, as the case may be, the Trustee deposited as permitted by sub-paragraph (i) above, cause the person or persons designated for the purpose in the Exchange Notice to be registered as holder(s) of the relevant number of Shares and will make a certificate or certificates for the relevant Shares available for collection at SSC's principal office in Boise, Idaho or, if so requested in the relevant Exchange Notice, will deliver such certificate or certificates to the person and at the place specified in the Exchange Notice together with any other securities, property or cash required to be delivered upon exchange and such assignments and other documents (if any) as may be required by law to effect the transfer thereof.

        (iii) The person or persons specified for that purpose will be deemed for all purposes to be the holder of record of the number of Shares issuable upon exchange with effect from the Exchange Date. The Shares issued upon exchange of the Notes will in all respects rank pari passu with the issued and outstanding Shares in issue on the relevant Exchange Date except for any right excluded by mandatory provisions of applicable law. A holder of Shares issued on exchange of Notes shall not be entitled to any rights the Record Date for which precedes the relevant Exchange Date.

        (iv) If any notice requiring the redemption of any Notes is given pursuant to Condition 9(B) on or after the fifteenth calendar day prior to the Record Date in respect of any dividend payable in respect of the Shares where such notice specifies a date for redemption falling on or prior to the next following Interest Payment Date, interest shall (subject as hereinafter provided) accrue on Notes (i) which shall have been delivered for exchange on or after such Record Date or (ii) to which the election by the Trustee provided for in Condition 8(D) applied on or after such Record Date, in each case from the preceding Interest Payment Date (or, if the relevant Exchange Date falls before the first Interest Payment Date, from the Closing Date, to the relevant Exchange Date) provided that the relevant Noteholder's entitlement to interest shall on any Note, in the event that the Shares allotted on exchange thereof shall carry an entitlement to receive such dividend, be limited to the amount by which the interest he or it would have received had no exchange taken place exceeds the amount of the dividend received on such Shares. Any such interest shall be paid by the Company not later than 14 calendar days after the relevant Exchange Date by U.S. dollar cheque drawn on, or by transfer to U.S. dollar account maintained by the payee with, a bank in London, England in accordance with instructions given by the relevant Noteholder or, in the case of such election by the Trustee, the Trustee, including any payment of any Additional Amount or Shares in lieu thereof pursuant to Condition 6(B).

    Save as provided in this sub-paragraph (iv), no payment or adjustment will be made on exchange for any interest accrued on exchanged Notes since the Interest Payment Date last preceding the relevant Exchange Date, or, if the Notes are exchanged before the first Interest Payment Date, since the Closing Date, including any payment of any Additional Amount or Shares in lieu thereof pursuant to Condition 6(B).

    (C) Adjustments in Exchange Price

    The Exchange Price will be subject to adjustment in certain events set out in the Trust Deed, including:

    (i) the making of a Stock Split;

    (ii) the consolidation and reclassification of Shares;

        (iii) the grant, issue or offer, to the holders of Shares, of rights or warrants entitling them to subscribe for or purchase Shares or any securities convertible into or exchangeable for Shares, at a consideration per Share less than the Current Market Price per Share;

        (iv) the distribution, to the holders of Shares, of shares of capital stock of SSC, evidence of indebtedness of SSC, assets (other than annual or interim dividends in cash) or rights or warrants to subscribe for or purchase securities (other than those rights and warrants mentioned in (iii) above);

        (v) the issue of securities (other than the Notes or in any of the circumstances mentioned in (iii) above) convertible into or exchangeable for Shares, or of rights or warrants to subscribe for or purchase Shares or securities convertible into or exchangeable for Shares (other than those rights and warrants mentioned in (iii) above), at a consideration per Share less than the Current Market Price per Share; and

        (vi) the issue of Shares (other than Shares issued on conversion or exchange of any convertible or exchangeable securities issued by SSC (including the Notes) or on the exercise of any rights or warrants granted, issued or offered by SSC or in any of the circumstances described in (i) and
    (ii) above or Shares issued to stockholders of any company which merges into or consolidates with SSC, in proportion to their shareholding in such company immediately prior to such merger, upon such merger) at a consideration per Share less than the Current Market Price per Share;

    provided, however, that the Exchange Price will not be (i) adjusted by reason of the Merger (other than pursuant to Condition 8(A)(iv)) or (ii) reduced as a result of any such adjustment, and the Company covenants in the Trust Deed not to take any action, if, after giving effect thereto, the Exchange Price would be reduced to such an extent that, under applicable law then in effect, Notes may not be exchanged at such reduced Exchange Price for legally issued, fully paid and non-assessable Shares. No adjustment will be made where such adjustment would be less than 5 percent of the Exchange Price then in effect. Any adjustment not so made will be carried forward and taken into account in any subsequent adjustment. On any adjustment, the resultant Exchange Price, if not an integral multiple of one cent shall be rounded down to the nearest one cent. Any adjustment will be notified by the Trustee to the Noteholders in accordance with Condition 17.

    "Stock Split" means any kind of stock split in relation to the Shares and includes a free share distribution, a stock dividend and a sub-division.

    "Current Market Price" means in respect of a Share on a particular Stock Exchange Business Day the average of the high and low sale prices (or, if no sales prices are reported, the average of the high and low bid prices) as reported in the NYSE's Composite Transactions (or the equivalent quotations of an Alternative Stock Exchange, as the case may be).

    The Exchange Price may not be reduced so that, on exchange of Notes, Shares would be issued at a discount to their par value.

    Where more than one event which gives or may give rise to an adjustment to the Exchange Price occurs within such a short period of time that in the opinion of the Company's auditors (the "Auditors") the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by the Auditors to be in their opinion appropriate in order to give such intended result.

    No adjustment will be made to the Exchange Price when Shares or other securities (including rights or options) are issued, offered or granted to employees (including directors holding executive office) of SSC or any Subsidiary or any associated company of SSC pursuant to any Employee Share Scheme (as defined in the Trust Deed).

(D) Exchange on Redemption

    The Trust Deed provides that the Trustee may, at its absolute discretion (and without any responsibility for any loss occasioned thereby), within the period commencing on the date six Business Days prior to, and ending at the close of business in New York City prior to, the date fixed for redemption of any of the Notes (including any redemption under Conditions 9(A), 9(B) and 9(C)), elect by notice in writing to the Company and SSC to exchange as of such redemption date the aggregate number of Notes due for redemption on such date and in respect of which Exchange Rights have not been exercised by Noteholders ("Unexercised Notes") into Shares at the Exchange Price applicable at such redemption date if all necessary consents (if any) have been obtained and the Trustee is satisfied or is advised by a reputable independent merchant bank appointed by it that the net proceeds of an immediate sale of the Shares arising from such exchange (disregarding any liability other than a liability of the Trustee) to taxation or the payment of any capital, stamp, issue or registration duties consequent thereon) would be likely to exceed by 5 percent or more the amount of redemption moneys and interest which would otherwise be payable in respect of interest accrued since the Interest Payment Date immediately preceding such redemption date or if such date falls before the first Interest Payment Date, since the Closing Date in respect of such Unexercised Notes.

    Subject to applicable law, the Trustee shall arrange for the sale on behalf of the holders of the Unexercised Notes of the Shares issued on such exchange as soon as practicable, and (subject to any necessary consents being obtained and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation or the payment of any capital, stamp, issue or registration duties (if any) and any costs incurred by the Trustee in connection with that allotment and sale thereof) the net proceeds of sale together with accrued interest payable under Condition 8(B)(iv) in respect of such Unexercised Notes (if any) shall be held by the Trustee and distributed by the Principal Paying Agent rateably to the holders of such Unexercised Notes against due presentation in accordance with Condition 7. The amount of such net proceeds of sale shall be treated for all purposes as the full amount due by the Company in respect of such Unexercised Notes.

(E) Mandatory Exchange

        (i) Each Noteholder acknowledges and agrees that the Company may, at its own cost (save those expenses or taxes referred to in Condition 8(E)(iii)), at any time on or after March 21, 1997, elect to exercise the Exchange Right on behalf of each and every Noteholder in respect of Notes in whole or in part outstanding at the date of such election (the "Mandatory Exchange Date"), provided that the Current Market Price of the Shares for each of the 30 consecutive Stock Exchange Business Days, the last of which falls on a day not more than 30 calendar days prior to the date on which notice is given to Noteholders of the mandatory exchange under this Condition 8(E), is equal to or greater than 150 percent of the Exchange Price at the time such notice is given.

        (ii) Not less than 30 and not more than 60 calendar days prior to such Mandatory Exchange Date, the Company shall cause written notice of the Mandatory Exchange Date to be given to the Trustee, the Paying Agents, the Exchange Agents and the holders of the Notes (in accordance with Condition 17 (such notice to include a statement of the consequences of failure on the part of the Noteholders to perform the obligations specified in this Condition 8(E)). Following such notice, each of the Noteholders will be required on or before the Mandatory Exchange Date to deliver or procure delivery of its Notes together with a duly completed Exchange Notice to the specified office of any Exchange Agent, during its usual business hours for such purposes and perform together with the Company and SSC, the obligations applicable to it on exchange specified in this Condition 8.

        (iii) If any Noteholder with respect to whose Notes mandatory exchange (pursuant to this Condition 8) is to take place shall fail to perform its obligations specified in this Condition 8 or shall have a registered address in any territory where, in the absence of any registration statement or other special formalities or legal requirements, the issue, allotment, transfer or delivery of the Shares arising on mandatory exchange in the reasonable opinion of the Trustee, is or could be unlawful or impracticable, subject to applicable law, the Trustee shall make arrangements for the sale of such Shares to a third party at the best consideration reasonably obtainable by the Trustee and arrange for the Principal Paying Agent to pay to such Noteholder the consideration received by the Trustee in respect of such Shares (after any deduction required to reimburse any reasonable and proper expenses incurred in arranging any such sale or any taxes payable in connection therewith arising solely as a result of the Noteholder's failure to perform its obligations under this Condition 8(E)).

(F) Consolidation, Amalgamation or Merger

    Without limiting the provisions of Condition 3(C) hereof, in the case of any consolidation, amalgamation or merger of SSC (other than the Merger) with any other corporation (other than a consolidation, amalgamation or merger in which SSC is the continuing corporation), or in the case of any sale or transfer of all, or substantially all, of the assets of SSC, SSC will forthwith notify the Noteholders of such event in accordance with Condition 17 and (so far as legally possible) cause the corporation resulting from such consolidation, amalgamation or merger or the corporation which shall have acquired such assets, as the case may be, to execute a trust deed supplemental to the Trust Deed to ensure that the holder of each Note then outstanding will have the right (during the period in which such Note shall be exchangeable) to exchange such Note into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Shares which would have become liable to be issued upon exchange of such Note immediately prior to such consolidation, amalgamation, merger, sale or transfer. Such supplemental trust deed will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the foregoing provisions of this Condition. The above provisions of this Condition 8(F) will apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.

9. REDEMPTION AND PURCHASE

    (A) Unless previously redeemed, exchanged or purchased and cancelled as provided herein, the Company will redeem the Notes at their principal amount on March 21, 2000.

    (B) If as a result of any change in, or amendment to, the laws or regulations of the U.S. or any political sub-division of, or any authority in, or of, the U.S. having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective after March 21, 1996, the Company has or will become obliged to pay additional amounts as provided or referred to in Condition 10 (and such amendment or change has been evidenced by the delivery by the Company to the Trustee (who shall, in the absence of manifest error, accept such certificate and opinion as sufficient evidence thereof) of (i) a certificate signed by two officers of the Company on behalf of the Company stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective), describing the facts leading thereto and stating that such obligation cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion in a form satisfactory to the Trustee of independent legal advisers of recognised standing to whom the Trustee shall have no reasonable objection to the effect that such amendment or change has occurred (irrespective of whether such amendment or change is then effective)), the Company may at its option, having given not less than 30 nor more than 60 calendar days' notice to the Noteholders in accordance with Condition 17 (which notice shall be irrevocable), redeem all the Notes but not some only, at their principal amount together with interest (if any) accrued to (but excluding) the date of redemption, provided that no notice of redemption shall be given earlier than 90 calendar days before the earliest date on which the Company would be required to pay such additional amounts were a payment in respect of the Notes then due.

    Upon expiry of any such notice period as is referred to in this Condition 9(B) (and subject as provided above), the Company shall be bound to redeem the Notes at their principal amount together with interest accrued to but excluding the redemption date.

    (C) Redemption at the Option of Noteholders

    Any Noteholder may on or after a Cessation of Listing, by completing, signing and depositing at the specified office of any of the Paying Agents during normal business hours of such Agent at any time after notice of a Cessation of Listing has been given by the Company, a notice of redemption in the form (for the time being current) obtainable from any of the Paying Agents specifying a date for redemption together with the Bearer Note or the Registered Note, as the case may be, to be redeemed, require the Company to redeem in U.S. dollars all or some only of the Notes held by it at their principal amount, plus accrued interest to the date of redemption.

    Any such notice of redemption will be irrevocable unless its revocation is approved in writing by the Company not later than five days prior to the relevant date for redemption of the relevant Note and will bind the Company to redeem the Note to which such notice relates. Certificates for Registered Notes and Bearer Notes will not be returned to Noteholders except in the limited circumstances set out in the Agency Agreement. The Company shall notify Noteholders of a Cessation of Listing no later than five Business Days after its occurrence in accordance with Condition 17. For the purposes of this Condition 9(C) "Cessation of Listing" means the consolidation with or merger into any Person by SSC or the sale, lease, conveyance, transfer or other disposal by SSC of its property or assets as an entirety or substantially as an entirety to a Person and as a result of such transaction the Shares are no longer listed on the NYSE or an Alternative Stock Exchange.

    (D) Subject to applicable law, the Company, SSC or any of their Subsidiaries or Affiliates (as defined in the Trust Deed) may at any time purchase Notes together, in the case of Bearer Notes, with unmatured Coupons in any manner and at any price in the open market or by private treaty. If purchases are made by tender, tenders must be available to all Noteholders alike. Notes purchased by the Company, SSC or any of their Subsidiaries will forthwith be surrendered for cancellation and shall no longer be deemed Outstanding.

    (E) All Notes which are redeemed by the Company will forthwith be cancelled (together with all relative unmatured Coupons attached to or surrendered with the Bearer Notes) and may not be reissued or resold.

10. TAXATION

    All payments in respect of the Notes by the Company or, as the case may be, SSC shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed or levied by or on behalf of the U.S. or any political sub-division of, or any authority in, or of, the U.S. having power to tax, unless the withholding or deduction of the Taxes is required by law. In that event, the Company or, as the case may be, SSC will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Note or Coupon:

    (A) to, or to a third party on behalf of, a holder who is liable for the Taxes in respect of the Note or Coupon by reason of his having some connection with the U.S. other than the mere holding of the Note or Coupon; and

    (B) presented for payment more than 30 calendar days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 calendar days; or

    (C) to, or to a third party on behalf of, a holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority.

    As used herein, "Relevant Date" means the date on which the payment first becomes due but, if the full amount of the money payable has not been received in New York by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the Noteholders by the Company in accordance with Condition 17.

    Any reference in these Terms and Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Deed.

11. ADDITIONAL COVENANTS

    (A) Undertakings by SSC

    Whilst any Exchange Right remains exercisable, SSC will, save with the approval of an Extraordinary Resolution (as defined in the Trust Deed) or with the approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Noteholders to give such approval:

        (i) at all times keep available for issuance free from any pre-emptive rights out of its authorized but unissued capital such number of Shares as would enable the Exchange Rights and all other rights of subscription and exchange for and exchange into Shares to be satisfied in full;

        (ii) will not create or permit to subsist any Lien relating to or over the shares of the Company, held or beneficially owned by SSC;

        (iii) to the extent SSC and its counsel determine it is required because an exemption from registration is not available, file with the Securities and Exchange Commission on or before June 30, 1996, and keep effective a Registration Statement on such form as SSC determines to be appropriate in respect of the registration of the Shares to be issued pursuant to the Exchange Rights to U.S. persons and any subsequent resale of such Shares to U.S. persons;

        (iv) (a) to maintain a listing for all the issued Shares on the NYSE, it being understood that if SSC is unable to obtain or maintain such listing of Shares, to obtain and maintain a listing for all the Shares issued on the exercise of the Exchange Rights on any other stock exchanges or authorized for quotation on NASDAQ or by the National Quotation Bureau Incorporated (each an "Alternative Stock Exchange") as SSC may from time to time (with the written consent of the Trustee) determine and will forthwith give notice to the Noteholders in accordance with Condition 17 of the listing, de-listing or quotation or lack of quotation of the Shares (as a class) by any such Alternative Stock Exchange;

             (b) procure that the Company maintains a listing of the Notes on the Luxembourg Stock Exchange; and

        (v) not in any way modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any class of equity share capital carrying any rights which are more favorable than such rights.

    (B) Undertakings by the Company

    Whilst any Exchange Right remains exercisable, the Company will, save with the approval of an Extraordinary Resolution or with the approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Noteholders to give such approval:

        (i) not incur any Indebtedness other than the Notes;

        (ii) not create or permit to subsist any Lien or other encumbrance or security interest over or otherwise dispose, sell or transfer its interest in the Sunshine Mine; and

        (iii) maintain a listing for the Notes on the Luxembourg Stock Exchange.

    (C) For the purposes of this condition, "Sunshine Mine" means that certain real property location in Shoshone County, Idaho, known as the "Sunshine Mine", consisting of the ownership rights of the Company in the real property, together with the ownership rights of the Company in equipment, plant, machinery and other property located thereon and all patented and unpatented mining claims and interests therein owned by the Company.

12. PRESCRIPTION

    Bearer Notes and Coupons will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Notes or, as the case may be, the Coupons, subject to the provisions of Condition 7.

    Claims for the payment of principal and interest and other sums payable in respect to Registered Notes shall be prescribed unless made within 10 years (in the case of principal) and 5 years (in the case of interest) from the Relevant Date.

13. EVENTS OF DEFAULT

    The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall, give notice to the Company that the Notes are, and they shall accordingly thereby forthwith become, immediately due and repayable at their principal amount together with accrued interest (as provided in the Trust Deed) if any of the following events (each an "Event of Default") shall have occurred (unless
(i) such events (including, without limitation, the Merger) are expressly permitted or contemplated by the Trust Deed or (ii) such Event of Default has been remedied to the satisfaction of the Trustee):

    (A) if default is made for a period of 5 Business Days or more in the payment of any principal or interest due in respect of the Notes or any of them; or

    (B) if the Company or SSC fails to perform or observe any of its other obligations, covenants, conditions or provisions under the Notes or the Trust Deed and (except where the Trustee shall have certified to the Company in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of 30 calendar days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee on the Company or SSC, as the case may be, of notice requiring the same to be remedied; or

    (C) if (i) any other Indebtedness of the Company, SSC or any Principal Subsidiary (as defined below) becomes due and repayable prior to its stated maturity by reason of an event of default (howsoever described) or (ii) any such Indebtedness is not paid when due or, as the case may be, within any applicable grace period (as originally provided) or (iii) the Company, SSC or any Principal Subsidiary fails to pay when due (or, as the case may be, within any originally applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness of any Person or
(iv) any security given by the Company, SSC or any Principal Subsidiary for any Indebtedness of any Person or any guarantee or indemnity of Indebtedness of any Person or any guarantee or indemnity of Indebtedness of any Person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant Indebtedness or any such guarantee or indemnity as aforesaid shall be due and payable, provided that in each such case the Indebtedness exceeds in the aggregate US$1,000,000 and in each such case such event continues unremedied for a period of 30 calendar days (or such longer period as the Trustee may in its sole discretion consent to in writing upon receipt of written notice from the Company or SSC); or

    (D) if the Company, SSC or any Principal Subsidiary shall fail to pay its debts as such debts become due (except debts which the Company, SSC or such Principal Subsidiary, as the case may be) may contest in good faith generally or shall be declared or adjudicated by a competent court to be insolvent or bankrupt, consents to the entry of an order of relief against it in an involuntary bankruptcy case, shall enter into any assignment or other similar arrangement for the benefit of its creditors or consents to the appointment of a custodian (including, without limitation, a receiver, liquidator or trustee); or

    (E) if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Company, SSC or any Principal Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or an encumbrancer shall take possession of, the whole


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


or a substantial part of the assets of any of them and in any of the foregoing cases it or he shall not be paid out or discharged within 90 calendar days (or such longer period as the Trustee may in its absolute discretion consent to in writing upon receipt of written notice from the Company or SSC); or

    (F) if the Company, SSC or any Principal Subsidiary institutes proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking organization under the laws of the U.S. Federal Bankruptcy Code or any similar applicable U.S. Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they come due; or

    (G) if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking the reorganization of the Company under the U.S. Federal Bankruptcy Code or any other similar applicable U.S. Federal or State law, and such decree or order shall have continued undischarged or unstated for a period of 90 calendar days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 calendar days; or

    (H) if a warranty, representation or other statement made by or on behalf of the Company or SSC contained in the Trust Deed, the Notes or any certificate or other agreement furnished in compliance with such documents is false in any material respect when made; or

    (I) if SSC or its successor as permitted by Condition 3(C) ceases to own all of the issued and outstanding shares of the Company or shall at any time pledge, transfer, exchange or otherwise dispose of such shares; or

    (J) if there is any final judgment or judgments for the payment of money exceeding in the aggregate US$1,000,000 outstanding against the Company, SSC or any Principal Subsidiary which has been outstanding for more than sixty (60) calendar days from the date of its entry and shall not have otherwise been discharged in full or stayed by appeal, bond or otherwise.

    For the purposes of these Terms and Conditions:

    (a) "Group" means SSC and all its Subsidiaries.

    (b) "Indebtedness" of any person, means any present or future obligations, which shall include all obligations (i) which in accordance with the generally accepted accounting principles in the U.S., shall be classified upon the balance sheet of such person as liabilities, (ii) for borrowed money, (iii) which have been incurred in connection with the acquisition of any property (including without limitation, all obligations evidenced by any indenture, bond, note, commercial paper or other similar security, but excluding, in any case, obligations arising from the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, (iv) obligations secured by any Lien existing on property owned, even though such person has not assumed or become liable for the payment of such obligations, (v) obligations created or arising under conditional sale or other title retention agreement with respect to property acquired by such person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such property, (vi) for capitalised leases, (vii) for all guarantees, whether or not reflected in the balance sheet of such person, and (viii) all reimbursement and other payment obligations (whether contingent mature or otherwise) of such person in respect of acceptance or documentary credit. Notwithstanding the foregoing, Indebtedness shall not include (i) Indebtedness incidental to the operation of the business of the Person in the ordinary course and in the aggregate not material to the business and operations of the Person and (ii) Indebtedness represented by purchase, rental or lease obligations which would cause the direct or contingent liabilities of the Person and its Subsidiaries, on a consolidated basis, in respect of all such obligations, not to exceed US$1,000,000 in any period of 12 months.

    (c) "Merger" means the proposed merger of SSC with and into Sunshine Merger Company, a Delaware corporation and wholly-owned subsidiary of SSC, with Sunshine Merger Company being the surviving corporation;

    (d) a "Principal Subsidiary" at any time means a Subsidiary of the Company or SSC:


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


    (A) whose gross assets represent 15 percent or more of the consolidated gross assets of the Group as calculated by reference to the then latest audited financial statements of the Group; or

    (B) to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Company or SSC which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph(B) (but without prejudice to the provisions of sub-paragraph(A) above), upon publication of its next audited financial statements;

    all as more fully defined in the Trust Deed.

    A report by the Auditors that in their opinion a Subsidiary of the Company or SSC is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties; and

    (e) "Subsidiary" means any corporation of which at least a majority of the shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is directly or indirectly owned or controlled by any one of or any combinations of the Company, SSC or one or more of the Principal Subsidiaries.

    (f) "Lien" means any mortgage, pledge, security interest, lien, charge or other encumbrance, but shall not include any of the foregoing types of encumbrances that are incidental to the conduct of the business of the Company, SSC or any of its Subsidiaries or the ownership of property and assets of any of them, including (i) pledges or deposits made to secure obligations of the Company, SSC or any of its Subsidiaries under the workmen's compensation laws or similar legislation; (ii) liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, vendors', repairments', governmental (Federal, state or municipal) liens arising out of contracts for the purchase or lease of products of the Company, SSC or a Subsidiary, and deposits or pledges to obtain the release of any of the foregoing liens; (iii) liens created by or resulting from any litigation or legal proceedings currently being contested in good faith by appropriate proceedings; (iv) leases made or existing on property entered into in the ordinary course of business of the Company, SSC or one of its Subsidiaries; (v) landlords' liens under leases of property to which the Company, SSC or one of its Subsidiaries is a party; (vi) zoning restrictions, easements, licenses or restrictions on the use of property or minor irregularities in the title thereto; (vii) deposits in connection with bids, tenders, contracts (other than the repayment of money) to which the Company, SSC or one of its Subsidiaries is a party; (viii) deposits to secure public or statutory obligations of the Company, SSC or one of its Subsidiaries;
        (ix) deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters; (x) deposits or cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company, SSC or any of its Subsidiaries is a party; and (xi) liens for tax or assessments or government charges or levies not yet due or delinquent or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings.

    (g) "Consolidated Net Worth" means at any time, the total consolidated stockholders' equity determined on a consolidated basis in accordance with the U.S. generally accepted accounting principles, plus there shall be added thereto when determined with respect to SSC and its Subsidiaries (or any successor entity thereof): (i) the principal amount of the Notes then outstanding, (ii) if not otherwise included, the book value of any mandatorily redeemable preferred stock, except for the aggregate liquidation preference of any portion thereof which has a stated maturity date or a mandatory redemption requirement due on or prior to the final maturity date of the Notes, (iii) if not otherwise included, the book value of any shares of preferred stock then outstanding mandatorily redeemable for shares of Common Stock, and (iv) the principal amount of any other convertible subordinated Indebtedness then outstanding, or the principal amount of any portion of any such convertible subordinated Indebtedness, except for the principal amount which has a stated maturity date or mandatory redemption requirement due on or prior to the final maturity date of the Notes.


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


14. ENFORCEMENT

    The Trustee may at any time, at its discretion and with prior written notice to the Company and SSC, take such proceedings against the Company or SSC as it may think fit to enforce the provisions of the Trust Deed, the Notes and the Coupons or the Guarantee but it shall not be bound to take any proceedings or any other action in relation to the Trust Deed, the Notes or the Coupons or the Guarantee unless (a) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding, and (b) it shall have been indemnified to its satisfaction. No Noteholder or Couponholder shall be entitled to proceed directly against the Company unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and such failure shall be continuing.

15. SUBSTITUTION

    The Trustee may, without the consent of the Noteholders or Couponholders, agree with the Company to the substitution in place of the Company (or of any previous substitute under this Condition) as the principal debtor under the Notes, the Coupons and the Trust Deed of any Subsidiary or holding company (being a corporation holding (directly or indirectly) at least a majority of shares of stock having by the terms ordinary voting power to elect a majority of the board of directors of the Company (or such previous substitute) (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency)) of the Company or any Subsidiary of such holding company, subject to (a) the Notes continuing to be unconditionally and irrevocably guaranteed by SSC and exchangeable into Shares of SSC, (b) the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution, and (c) certain other conditions set out in the Trust Deed being complied with.

16. REPLACEMENT OF NOTES AND COUPONS

    Should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Paying Agent in London, in the case of Bearer Notes or Coupons, or the Registrar, in the case of Registered Notes, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence indemnity and security as the Company may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

17. NOTICES

    (A) Notices to holders of Registered Notes will be mailed to them at the respective addresses in the Register and deemed to have been given on the fourth Business Day after the date of mailing, provided that, if at any time by reason of suspension or curtailment (or except suspension or curtailment) of postal services within the U.S. or elsewhere the Company is unable effectively to give notice to holders of Registered Notes through the post, notices to holders of Registered Notes will be valid if given in the same manner as other notices as set forth below.

    (B) Notices to all the Noteholders will be valid if published in a leading English language daily newspaper published in London or such other English language daily newspaper with general circulation in Europe as the Trustee may approve (which is expected to be the Financial Times) and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that Exchange require, in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Any notice shall be deemed to have been given on the date of publication or, if so published more than once, on the date of the first publication. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

    (C) Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition.

18. MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER AND AUTHORISATION

    (A) The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Terms and Conditions or the provisions of the Trust Deed. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing a clear majority in principal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons present whatever the principal amount of the Notes held or represented by him or them, except that at any meeting, the business of which includes the modification of certain of the provisions of these Terms and Conditions and certain of the provisions of the Trust Deed, the necessary


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


quorum and vote required for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, of the principal amount of the Notes then Outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders will be binding on all Noteholders, whether or not they are present at the meeting, and on all Couponholders.

    (B) The Trustee may agree, without the consent of the Noteholders or Couponholders, to any modification (subject to certain exceptions) of, or to the waiver or authorisation of any breach or proposed breach of, any of these Conditions or any of the provisions of the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders or to any modification which is of a formal, minor or technical nature or to correct a manifest error.

    (C) In connection with the exercise by it of any of its trusts, powers, authorities or discretions (including, without limitation, any modification, waiver, authorisation or substitution), the Trustee shall have regard to the interests of the Noteholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Noteholders and Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Company, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 10 and/or any undertaking given in addition to, or in substitution for, Condition 10 pursuant to the Trust Deed.

    (D) Any modification, waiver or authorisation shall be binding on the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, any modification shall be notified by the Company to the Noteholders as soon as practicable thereafter in accordance with Condition 17.

19. INDEMNIFICATION OF THE TRUSTEE

    The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

20. GOVERNING LAW

    The Trust Deed, the Agency Agreement, the Notes and the Coupons are governed by, and will be construed in accordance with, English law. In relation to any legal action or proceedings arising out of or in connection with the Trust Deed, the Agency Agreement, the Notes, the Coupons or the Guarantee, the Company and SSC have irrevocably submitted to the jurisdiction of the Courts of England and in relation thereto have appointed The Law Debenture Trust Corporation plc, now at Princes House, 95 Gresham Street, London EC2 V7LY as its agent for service of process in England.

                  PRINCIPAL PAYING, EXCHANGE AND TRANSFER AGENT

                                Midland Bank plc
                                  Mariner House
                                  Pepys Street
                                 London EC3 N4DA

                       PAYING, EXCHANGE AND TRANSFER AGENT

                       Banque Generale du Luxembourg, S.A.
                             50 Avenue J.F. Kennedy
                                L-2951 Luxembourg

                                    REGISTRAR

                               Marine Midland Bank
                                  140 Broadway
                          New York, New York 10005-1180
                                     U.S.A.


                                       17